Exhibit 99.2

Item 1. Financial Statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except per share data)	At March 31, 2021	At December 31, 2020
ASSETS
Cash and cash equivalents:
Cash and due from banks	$585,663	$531,918
Interest-bearing deposits with other banks	463,641	728,677

Total cash and cash equivalents	1,049,304	1,260,595
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	358,414	320,436
Investment securities:
Available-for-sale, at fair value (amortized cost of $8,396,973 and $8,041,173)	8,403,788	8,284,723
Held-to-maturity, at amortized cost (fair value of $212,411 and $193,554)	209,778	184,359

Total investment securities	8,613,566	8,469,082
Loans and leases held-for-sale (includes $107,417 and $221,784 at fair value)	107,649	222,028
Loans and leases	36,221,019	34,466,408
Allowance for loan and lease losses	(504,645)	(525,868)

Loans and leases, net	35,716,374	33,940,540
Premises and equipment, net	455,032	470,131
Goodwill	1,379,890	1,313,046
Other intangible assets, net	149,438	146,377
Loan servicing rights	44,151	38,303
Other assets	1,585,733	1,621,949

Total assets	$49,459,551	$47,802,487

LIABILITIES AND EQUITY
Liabilities
Deposits:
Noninterest-bearing	$12,394,753	$11,036,086
Interest-bearing	27,392,061	27,820,233

Total deposits	39,786,814	38,856,319
Short-term borrowings	1,426,083	617,363
Long-term borrowings	1,518,816	1,374,732
Other liabilities	1,136,067	1,264,776

Total liabilities	43,867,780	42,113,190

Equity
Preferred stock, no par value, 2,000,000 shares authorized; 7,000 shares issued	169,302	169,302
Common stock, $1.00 par value, 220,000,000 shares authorized
Issued - 152,696,133 shares at March 31, 2021 and 152,565,504 shares at December 31, 2020	152,696	152,566
Additional paid-in capital	3,466,655	3,457,802
Retained earnings	1,802,340	1,735,201
Accumulated other comprehensive income	2,654	182,673
Other	(29,813)	(26,731)

Total TCF Financial Corporation shareholders’ equity	5,563,834	5,670,813
Non-controlling interest	27,937	18,484

Total equity	5,591,771	5,689,297

Total liabilities and equity	$49,459,551	$47,802,487

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2021	2020
Interest income
Interest and fees on loans and leases	$360,584	$443,096
Interest on investment securities:
Taxable	38,716	40,920
Tax-exempt	3,700	4,349
Interest on loans held-for-sale	975	1,561
Interest on other earning assets	1,657	5,466

Total interest income	405,632	495,392

Interest expense
Interest on deposits	13,786	67,419
Interest on borrowings	10,019	26,492

Total interest expense	23,805	93,911

Net interest income	381,827	401,481
Provision for credit losses	20,556	96,943

Net interest income after provision for credit losses	361,271	304,538

Noninterest income
Leasing revenue	36,453	33,565
Fees and service charges on deposit accounts	25,895	34,597
Card and ATM revenue	24,661	21,685
Mortgage banking income	20,986	5,665
Wealth management revenue	6,944	6,151
Net gains on sales of loans and leases	6,058	7,573
Net gains on investment securities	8	—
Other	11,055	27,727

Total noninterest income	132,060	136,963

Noninterest expense
Compensation and employee benefits	173,602	171,528
Occupancy and equipment	52,166	57,288
Lease financing equipment depreciation	20,426	18,450
Net foreclosed real estate and repossessed assets	1,029	1,859
Merger-related expenses	16,216	36,728
Other	85,243	88,746

Total noninterest expense	348,682	374,599

Income before income tax expense	144,649	66,902
Income tax expense	19,540	13,086

Income after income tax expense	125,109	53,816
Income attributable to non-controlling interest	1,773	1,917

Net income attributable to TCF Financial Corporation	123,336	51,899
Preferred stock dividends	2,493	2,493

Net income available to common shareholders	$120,843	$49,406

Earnings per common share
Basic	$0.79	$0.33
Diluted	0.79	0.32
Weighted-average common shares outstanding
Basic	152,159,117	151,902,357
Diluted	152,540,687	152,114,017

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(In thousands)	2021	2020
Net income attributable to TCF Financial Corporation	$123,336	$51,899
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips	(180,612)	115,847
Net unrealized gains (losses) on net investment hedges	(1,559)	10,481
Foreign currency translation adjustment	2,170	(14,426)
Recognized postretirement prior service cost	(18)	(9)

Total other comprehensive income (loss), net of tax	(180,019)	111,893

Comprehensive (loss) income	$(56,683)	$163,792

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Equity (Unaudited)

At or For the Three Months Ended March 31, 2021 and 2020

	TCF Financial Corporation
	Number of Shares Issued		Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Other	Total	Non- controlling Interest	Total Equity
(Dollars in thousands)	Preferred	Common
Balance, December 31, 2020	7,000	152,565,504	$169,302	$152,566	$3,457,802	$1,735,201	$182,673	$(26,731)	$5,670,813	$18,484	$5,689,297
Net income	—	—	—	—	—	123,336	—	—	123,336	1,773	125,109
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	(180,019)	—	(180,019)	—	(180,019)
Net investment by (distribution to) non-controlling interest	—	—	—	—	—	—	—	—	—	7,680	7,680
Dividends on 5.70% Series C Preferred Stock	—	—	—	—	—	(2,493)	—	—	(2,493)	—	(2,493)
Dividends on common stock of $0.35 per common share	—	—	—	—	—	(53,704)	—	—	(53,704)	—	(53,704)
Stock compensation plans, net of tax	—	130,629	—	130	5,771	—	—	—	5,901	—	5,901
Change in shares held in trust for deferred compensation plans, at cost	—	—	—	—	3,082	—	—	(3,082)	—	—	—

Balance, March 31, 2021	7,000	152,696,133	$169,302	$152,696	$3,466,655	$1,802,340	$2,654	$(29,813)	$5,563,834	$27,937	$5,591,771

See accompanying notes to consolidated financial statements.

	TCF Financial Corporation
	Number of Shares Issued		Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Other	Total	Non- controlling Interest	Total Equity
(Dollars in thousands)	Preferred	Common
Balance, December 31, 2019	7,000	152,965,571	$169,302	$152,966	$3,462,080	$1,896,427	$54,277	$(28,037)	$5,707,015	$20,226	$5,727,241
Cumulative effect adjustment related to adoption of Accounting Standards Update 2016-13(1)	—	—	—	—	—	(159,323)	—	—	(159,323)	74	(159,249)
Balance, January 1, 2020	7,000	152,965,571	$169,302	$152,966	$3,462,080	$1,737,104	$54,277	$(28,037)	$5,547,692	$20,300	$5,567,992
Net income	—	—	—	—	—	51,899	—	—	51,899	1,917	53,816
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	111,893	—	111,893	—	111,893
Net investment by (distribution to) non-controlling interest	—	—	—	—	—	—	—	—	—	7,932	7,932
Repurchases of 873,376 shares of common stock	—	(873,376)	—	(873)	(32,225)	—	—	—	(33,098)	—	(33,098)
Dividends on 5.70% Series C Preferred Stock	—	—	—	—	—	(2,493)	—	—	(2,493)	—	(2,493)
Dividends on common stock of $0.35 per common share	—	—	—	—	—	(53,578)	—	—	(53,578)	—	(53,578)
Stock compensation plans, net of tax	—	93,789	—	93	3,276	—	—	—	3,369	—	3,369
Change in shares held in trust for deferred compensation plans, at cost	—	—	—	—	103	—	—	(103)	—	—	—

Balance, March 31, 2020	7,000	152,185,984	$169,302	$152,186	$3,433,234	$1,732,932	$166,170	$(28,140)	$5,625,684	$30,149	$5,655,833

(1)	See “Note 2. Summary of Significant Accounting Policies” in our Annual Report on Form 10-K for the year ended December 31, 2020 for further information.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

	Quarter Ended March 31,
(In thousands)	2021	2020
Cash flows from operating activities
Income after income tax expense	$125,109	$53,816
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	20,556	96,943
Share-based compensation expense	7,277	5,647
Depreciation and amortization	106,381	99,541
Provision (benefit) for deferred income taxes	46,452	(3,016)
Net gains on sales of assets	(24,365)	(28,573)
Proceeds from sales of loans and leases held-for-sale	525,556	268,133
Originations of loans and leases held-for-sale, net of repayments	(399,628)	(362,680)
Loan servicing rights (recovery) impairment	(7,637)	8,236
Net change in other assets	(138,828)	(218,094)
Net change in other liabilities	(143,062)	(405,718)
Other, net	(1,073)	(14,106)

Net cash provided by (used in) operating activities	116,738	(499,871)

Cash flows from investing activities
Proceeds from maturities of and principal collected on investment securities available-for-sale	704,304	311,531
Purchases of investment securities available-for-sale	(858,934)	(412,011)
Proceeds from maturities of and principal collected on investment securities held-to-maturity	9,865	4,152
Purchases of investment securities held-to-maturity	(20,051)	—
Redemption of Federal Home Loan Bank stock	136,002	144,000
Purchases of Federal Home Loan Bank stock	(174,000)	(186,000)
Proceeds from sales of loans and leases	67,791	287,050
Loan and lease originations and purchases, net of principal collected	(961,317)	(1,717,733)
Proceeds from sales of other assets	28,114	16,494
Purchases of premises and equipment and lease equipment	(25,304)	(23,846)
Net cash paid in business combination	(1,069,830)	—
Other, net	(1,732)	15,177

Net cash used in investing activities	(2,165,092)	(1,561,186)

Cash flows from financing activities
Net change in deposits	930,495	1,143,905
Net change in short-term borrowings	808,720	813,425
Proceeds from long-term borrowings	2,857,651	4,150,000
Payments on long-term borrowings	(2,710,221)	(3,912,310)
Repurchases of common stock	—	(33,098)
Dividends paid on preferred stock	(2,493)	(2,493)
Dividends paid on common stock	(53,704)	(53,578)
Exercise of stock options	(327)	63
Payments related to tax-withholding upon conversion of share-based awards	(738)	(2,289)
Net investment by (distribution to) non-controlling interest	7,680	7,932

Net cash provided by financing activities	1,837,063	2,111,557

Net change in cash and due from banks	(211,291)	50,500
Cash and cash equivalents at beginning of period	1,260,595	1,228,371

Cash and cash equivalents at end of period	$1,049,304	$1,278,871

Supplemental disclosures of cash flow information
Cash paid for:
Interest on deposits and borrowings	$34,454	$76,688
Income taxes, net	4,971	1,838
Noncash activities:
Transfer of loans and leases to other assets	8,143	15,983
Transfer of loans and leases from held-for-investment to held for sale, net	48,210	251,855

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Basis of Presentation

TCF Financial Corporation, a Michigan corporation (together with its direct and indirect subsidiaries, “we,” “us,” “our,” “TCF” or the “Corporation”), is a financial holding company, headquartered in Detroit, Michigan. TCF National Bank (“TCF Bank”), TCF’s wholly owned bank subsidiary, a national banking association, has its main office in Sioux Falls, South Dakota. References herein to “TCF Financial” refer to TCF Financial Corporation on an unconsolidated basis.

TCF Bank operates banking centers primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, Wisconsin and South Dakota (TCF’s “primary banking markets”). Through its direct subsidiaries, TCF Bank provides a full range of consumer-facing and commercial services, including consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial customers.

The accompanying unaudited consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in accordance with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, the consolidated financial statements do not include all of the information and notes necessary for complete financial statements in conformity with GAAP. In the opinion of management, the accompanying unaudited consolidated financial statements contain all the significant adjustments, consisting of normal recurring items, considered necessary for fair presentation. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. The information in this Quarterly Report on Form 10-Q is written with the presumption that the users of the interim financial statements have read or have access to the Corporation’s most recent Annual Report on Form 10-K, which contains the latest audited financial statements and notes thereto, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations at and for the year ended December 31, 2020.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates are based on information available to management at the time the estimates are made. Actual results could differ from those estimates. Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

Note 2. Business Combinations

Proposed Merger with Huntington Bancshares Incorporated

On December 13, 2020, TCF and Huntington Bancshares Incorporated (“Huntington”) jointly announced the signing of a definitive merger agreement (the “TCF/Huntington Merger Agreement”). Under the terms of the agreement, the combined company will have dual headquarters for banking operations in Detroit, Michigan and Columbus, Ohio. Huntington is headquartered in Columbus, Ohio with reported assets of $125.8 billion as of March 31, 2021. Under the terms of the TCF/Huntington Merger Agreement, TCF shareholders will receive 3.0028 shares of Huntington common stock for each share of TCF common stock. Holders of TCF common stock will receive cash in lieu of fractional shares. Each outstanding share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of TCF will be converted into the right to receive one share of a newly created series of preferred stock of Huntington and Huntington will assume the obligations of TCF under the applicable deposit agreement related to the depositary shares. On March 25, 2021, shareholders of both TCF and Huntington have approved the merger. Subject to receipt of regulatory approvals and satisfaction of other customary closing conditions, the transaction is anticipated to close in the second quarter of 2021.

Note 3. Summary of Significant Accounting Policies

Accounting policies in effect at December 31, 2020, as previously disclosed in “Note 2. Summary of Significant Accounting Policies” in the Corporation’s Annual Report on Form 10-K at and for the year ended December 31, 2020, remain significantly unchanged and have been followed similarly as in previous periods.

Recently Adopted Accounting Pronouncements

Effective January 1, 2021, the Corporation adopted Accounting Standards Update (“ASU”) No. 2020-10, Codification Improvements, which is intended to clarify or correct the unintended application of the Codification of accounting guidance for a wide variety of topics. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2021, the Corporation adopted ASU No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables - Nonrefundable Fees and Other Costs, which clarifies the intent of certain updates that were included in ASU No. 2017-08, Receivables - Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2021, the Corporation adopted ASU No. 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)-Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force), which clarifies the interactions between Topic 321, Topic 323 and Topic 815, including accounting for the transition into and out of the equity method and measuring certain purchased options and forward contracts to acquire investments. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2021, the Corporation adopted ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes by removing certain exceptions to the general rules found in Topic 740 - Income Taxes. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which reduces the complexity of accounting for certain financial instruments with characteristics of both debt and equity. The adoption of this ASU will be required beginning with the Corporation’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022. Early adoption is allowed. Management is currently evaluating the impact of this guidance on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides a number of optional expedients to general accounting guidance intended to ease the burden of the accounting impacts of reference rate reform related to contract modifications and hedge accounting elections. In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848): Scope, which clarifies that the scope of Topic 848 includes derivative instruments that do not reference a rate that is expected to be discontinued but that use an interest rate for margining, discounting, or contract price alignment that is modified as a result of reference rate reform. Adoption of the expedients is allowed after March 12, 2020 and no later than December 31, 2022. Management is currently evaluating the impact of this guidance on the consolidated financial statements.

Note 4. Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks and interest-bearing deposits in other banks. Total cash and cash equivalents were $1.0 billion and $1.3 billion at March 31, 2021 and December 31, 2020, respectively.

The Corporation maintains cash balances that are restricted as to their use in accordance with certain obligations. Cash payments received on loans serviced for third parties are generally held in separate accounts until remitted. The Corporation may also retain cash balances for collateral on certain borrowings and derivatives. The Corporation maintained restricted cash totaling $95.5 million and $95.1 million at March 31, 2021 and December 31, 2020, respectively.

Note 5. Federal Home Loan Bank and Federal Reserve Bank Stocks

Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stocks were as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
FHLB stock, at cost	$234,455	$196,457
FRB stock, at cost	123,959	123,979

Total investments	$358,414	$320,436

The investments in FHLB stock are required investments related to the Corporation’s membership and borrowings in the FHLB of Des Moines, and additional commitments from the FHLB of Indianapolis and Cincinnati. The Corporation’s investments in the FHLB of Des Moines, Indianapolis and Cincinnati could be adversely impacted by the financial operations of the Federal Home Loan Banks and actions of their regulator, the Federal Housing Finance Agency. The amount of FRB stock that TCF Bank is required to hold is based on TCF Bank’s capital structure. The Corporation periodically evaluates investments for impairment. There was no impairment of these investments at March 31, 2021 and December 31, 2020.

Note 6. Investment Securities

The amortized cost and fair value of investment securities were as follows:

	Investment Securities Available-for-sale, At Fair Value
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At March 31, 2021
Debt securities:
Obligations of states and political subdivisions	$824,061	$30,772	$8,041	$846,792
Government and government-sponsored enterprises	186,541	506	649	186,398
Mortgage-backed securities:
Residential agency	6,545,644	93,014	123,937	6,514,721
Residential non-agency	119,284	1,882	3	121,163
Commercial agency	681,641	23,146	10,557	694,230
Commercial non-agency	39,348	671	—	40,019

Total mortgage-backed debt securities	7,385,917	118,713	134,497	7,370,133
Corporate debt and trust preferred securities	454	11	—	465

Total investment securities available-for-sale	$8,396,973	$150,002	$143,187	$8,403,788

At December 31, 2020
Debt securities:
Obligations of states and political subdivisions	$827,191	$44,077	$1,087	$870,181
Government and government-sponsored enterprises	196,560	153	813	195,900
Mortgage-backed securities:
Residential agency	6,151,511	157,955	1,388	6,308,078
Residential non-agency	156,865	2,819	2	159,682
Commercial agency	669,235	39,715	999	707,951
Commercial non-agency	39,358	3,072	—	42,430

Total mortgage-backed debt securities	7,016,969	203,561	2,389	7,218,141
Corporate debt and trust preferred securities	453	48	—	501

Total investment securities available-for-sale	$8,041,173	$247,839	$4,289	$8,284,723

	Investment Securities Held-to-Maturity
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At March 31, 2021
Residential agency mortgage-backed securities	$206,151	$6,615	$3,982	$208,784
Corporate debt and trust preferred securities	3,627	—	—	3,627

Total investment securities held-to-maturity (1)	$209,778	$6,615	$3,982	$212,411

At December 31, 2020
Residential agency mortgage-backed securities	$180,946	$9,267	$72	$190,141
Corporate debt and trust preferred securities	3,413	—	—	3,413

Total investment securities held-to-maturity (1)	$184,359	$9,267	$72	$193,554

(1)	At both March 31, 2021 and December 31, 2020 there was no ACL for investment securities held-to-maturity.

Accrued interest receivable for investment securities was $23.1 million and $20.6 million at March 31, 2021 and December 31, 2020, respectively, and is included in other assets on the Consolidated Statements of Financial Condition.

Gross unrealized losses and fair value of available-for-sale investment securities aggregated by investment category and the length of time the securities were in a continuous loss position were as follows:

	At March 31, 2021
	Less than 12 months		12 months or more		Total
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Investment securities available-for-sale
Debt securities:
Obligations of states and political subdivisions	$130,928	$8,041	$—	$—	$130,928	$8,041
Government and government sponsored enterprises	93,950	649	—	—	93,950	649
Mortgage-backed securities:
Residential agency	3,848,667	123,937	—	—	3,848,667	123,937
Residential non-agency	3,001	3	—	—	3,001	3
Commercial agency	175,579	10,557	—	—	175,579	10,557
Commercial non-agency	—	—	—	—	—	—

Total mortgage-backed debt securities	4,027,247	134,497	—	—	4,027,247	134,497

Total investment securities available-for-sale	$4,252,125	$143,187	$—	$—	$4,252,125	$143,187

Investment securities held-to-maturity
Residential agency mortgage-backed securities	108,682	3,982	—	—	108,682	3,982

Total investment securities held-to-maturity	$108,682	$3,982	$—	$—	$108,682	$3,982

	At December 31, 2020
	Less than 12 months		12 months or more		Total
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Investment securities available-for-sale
Debt securities:
Obligations of states and political subdivisions	$78,241	$1,087	$—	$—	$78,241	$1,087
Government and government sponsored enterprises	139,940	813	—	—	139,940	813
Mortgage-backed securities:
Residential agency	426,171	1,388	—	—	426,171	1,388
Residential non-agency	1,529	2	—	—	1,529	2
Commercial agency	96,667	999	—	—	96,667	999
Commercial non-agency	—	—	—	—	—	—

Total mortgage-backed debt securities	524,367	2,389	—	—	524,367	2,389

Total investment securities available-for-sale	$742,548	$4,289	$—	$—	$742,548	$4,289

At March 31, 2021 there was no ACL for investment securities available-for-sale. At March 31, 2021 there were 582 available-for-sale investment securities in an unrealized loss position. Management assessed each investment security with unrealized losses for credit impairment. Substantially all unrealized losses on investment securities available-for-sale were due to credit spreads and interest rates rather than credit impairment. As part of that assessment, management evaluated and concluded that it is more-likely-than-not that the Corporation will not be required and does not intend to sell any of the investment securities prior to recovery of the amortized cost.

The gross gains and losses on sales of investment securities were as follows:

	Three Months Ended March 31,
(In thousands)	2021	2020
Gross realized gains	$—	$—
Gross realized losses	—	—
Recoveries on previously impaired investment securities held-to-maturity	8	—

Net gains on investment securities	$8	$—

The amortized cost and fair value of investment securities by final contractual maturity were as follows. Securities with multiple maturity dates are classified in the period of final maturity. The final contractual maturities do not consider possible prepayments and therefore expected maturities may differ because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	At March 31, 2021		At December 31, 2020
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment Securities Available-for-Sale
Due in one year or less	$45,902	$46,020	$45,912	$46,163
Due in 1-5 years	160,915	163,885	163,346	168,125
Due in 5-10 years	770,039	788,800	681,135	720,239
Due after 10 years	7,420,117	7,405,083	7,150,780	7,350,196

Total investment securities available-for-sale	$8,396,973	$8,403,788	$8,041,173	$8,284,723

Investment Securities Held-to-Maturity
Due in one year or less	$400	$400	$400	$400
Due in 1-5 years	2,150	2,150	2,150	2,150
Due in 5-10 years	43	48	46	51
Due after 10 years	207,185	209,813	181,763	190,953

Total investment securities held-to-maturity	$209,778	$212,411	$184,359	$193,554

At March 31, 2021 and December 31, 2020, investment securities with a carrying value of $581.0 million and $1.0 billion, respectively, were pledged as collateral to secure certain deposits and borrowings.

Note 7. Loans and Leases

Loans and leases were as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
Commercial loan and lease portfolio:
Commercial and industrial(1)	$12,856,701	$11,422,383
Commercial real estate	9,881,341	9,702,587
Lease financing	2,956,626	2,817,231

Total commercial loan and lease portfolio	25,694,668	23,942,201

Consumer loan portfolio:
Residential mortgage	6,510,981	6,182,045
Home equity	2,864,142	3,108,736
Consumer installment	1,151,228	1,233,426

Total consumer loan portfolio	10,526,351	10,524,207

Total loans and leases(2)	$36,221,019	$34,466,408

(1)	Includes $1.9 billion and $1.6 billion of PPP loans at March 31, 2021 and December 31, 2020, respectively.
(2)

Loans and leases are reported at historical cost including net direct fees and costs associated with originating and acquiring loans and leases, lease residuals, unearned income and unamortized purchase premiums and discounts. The aggregate amount of these loan and lease adjustments was $(85.4) million and $(118.6) million at March 31, 2021 and December 31, 2020, respectively.

Accrued interest receivable for loans and leases was $94.2 million and $93.6 million at March 31, 2021 and December 31, 2020, respectively, and is included in other assets on the Consolidated Statements of Financial Condition.

Acquired Loans and Leases The Corporation acquires loans and leases through business combinations and purchases of loan and lease portfolios. These loans and leases are recorded at fair value at acquisition and the fair value discount or premium is recognized as an adjustment to yield over the remaining life of each loan or lease. On January 29, 2021, TCF acquired BB&T Commercial Equipment Capital, Corp. (“CEC”) through a business combination, which included a portfolio of $1.0 billion of commercial loans and leases. During the three months ended March 31, 2021, the Corporation acquired total loans and leases with a fair value of $1.8 billion, which primarily included the CEC commercial loans and leases and jumbo residential mortgage loans.

Lease Income The components of total lease income were as follows:

	Three Months Ended March 31,
(In thousands)	2021	2020
Interest and fees on loans and leases (Interest income):
Interest income on net investment in direct financing and sales-type leases	$34,189	$34,156
Leasing revenue (Noninterest income):
Lease income from operating lease payments	25,550	23,902
Profit recorded on commencement date on sales-type leases	6,541	3,580
Gains on sales of leased equipment	4,362	6,083

Leasing revenue	36,453	33,565

Total lease income	$70,642	$67,721

Loan and Lease Sales The following table summarizes the net gains on sales of loans and leases related to all loan and lease sales. The Corporation retains servicing on a majority of loans sold. See “Note 10. Loan Servicing Rights” for further information.

	Three Months Ended March 31,
(In thousands)	2021	2020
Sale proceeds, net	$593,347	$555,182
Recorded investment in loans and leases sold, including accrued interest	563,489	537,180
Other	(8,135)	2,588

Net gains on sales of loans and leases related to all loan and lease sales(1)	$21,723	$20,590

(1)

Three months ended March 31, 2021 amount included within net gain on sales of loans and leases ($6.1 million) and mortgage banking income ($15.7 million). Three months ended March 31, 2020 amounts included within net gain on sales of loans and leases ($7.6 million) and mortgage banking income ($13.0 million).

The interest-only strips on the balance sheet related to loan sales were as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
Interest-only strips	$6,737	$7,823

The Corporation recorded $262 thousand of impairment charges related to interest-only strips during the three months ended March 31, 2021 and $224 thousand of impairment charges for the three months ended March 31, 2020.

The Corporation’s agreements to sell consumer loans typically contain certain representations, warranties and covenants regarding the loans sold or securitized. These representations, warranties and covenants generally relate to, among other things, the ownership of the loan, the validity, priority and perfection of the lien securing the loan, accuracy of information supplied to the buyer or investor, the loan’s compliance with the criteria set forth in the agreement, the manner in which the loans will be serviced, payment delinquency and compliance with applicable laws and regulations. These agreements generally require the repurchase of loans or indemnification of the purchaser in the event these representations are breached, warranties or covenants and such breaches are not cured. In addition, some agreements contain a requirement to repurchase loans as a result of early payoffs by the borrower, early payment default of the borrower or the failure to obtain valid title. Losses related to repurchases pursuant to such representations, warranties and covenants were immaterial for the three months ended March 31, 2021 and 2020.

Note 8. Allowance for Credit Losses and Credit Quality

Effective January 1, 2020, the Corporation adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and related ASUs on a modified retrospective basis.

Allowance for Credit Losses The rollforwards of the allowance for credit losses (“ACL”) were as follows:

(In thousands)	Consumer Loan Portfolio	Commercial Loan and Lease Portfolio	Total Allowance for Loan and Lease Losses	Reserve for Unfunded Lending Commitments(1)	Total Allowance for Credit Losses
Three months ended March 31, 2021
Balance, beginning of period	$136,894	$388,974	$525,868	$23,313	$549,181
Charge-offs	(8,340)	(47,278)	(55,618)	—	(55,618)
Recoveries	7,879	4,477	12,356	—	12,356

Net (charge-offs) recoveries	(461)	(42,801)	(43,262)	—	(43,262)

Provision for credit losses	9,276	12,684	21,960	(1,404)	20,556
Other(2)	(2,230)	2,309	79	—	79

Balance, end of period	$143,479	$361,166	$504,645	$21,909	$526,554

Three months ended March 31, 2020
Balance, beginning of period	$28,572	$84,480	$113,052	$3,528	$116,580
Impact of CECL adoption	107,337	98,655	205,992	14,707	220,699
Adjusted balance, beginning of period	135,909	183,135	319,044	18,235	337,279
Charge-offs	(5,848)	(8,881)	(14,729)	—	(14,729)
Recoveries	4,708	4,544	9,252	—	9,252

Net (charge-offs) recoveries	(1,140)	(4,337)	(5,477)	—	(5,477)

Provision for credit losses	40,288	52,702	92,990	3,953	96,943
Other(2)	—	(174)	(174)	—	(174)

Balance, end of period	$175,057	$231,326	$406,383	$22,188	$428,571

(1)	Reserve for unfunded lending commitments (“RULC”) is recognized within other liabilities.
(2)	Primarily includes the allowance for purchased financial assets with credit deterioration (“PCD”) and the transfer of the allowance to loans and leases held-for-sale.

Management considers our ACL of $526.6 million, or 1.45% of total loans and leases, appropriate to cover current credit losses expected to be incurred in the loan and lease portfolios over the remaining expected life of each financial asset at March 31, 2021, including loans and leases which are not currently known to require specific allowances. The ACL was $549.2 million, or 1.59% of total loans and leases, at December 31, 2020. The decrease in the ACL as a percentage of total loans and leases from December 31, 2020 was primarily due to continued improvement in both current and forecasted macro-economic conditions and benefit from nonaccrual loan sale recoveries. The provision for credit losses related to loans and leases for the three months ended March 31, 2021 was primarily due to loan and lease growth, which included the purchase of commercial loans and leases as a part of the CEC business combination. PPP loans totaling $1.9 billion at March 31, 2021, are individually guaranteed by the Small Business Administration and therefore the accounting under CECL does not require reserves to be recorded on such loans.

PCD Loan Activity

For PCD loans and leases, the initial estimate of expected credit losses is recognized in the allowance for loan and lease losses (“ALLL”) on the date of acquisition using the same methodology as other loans and leases held-for-investment. The following table provides a summary of loans and leases purchased as part of the CEC business combination with credit deterioration at acquisition:

(In thousands)
Three months ended March 31, 2021
Par value	$70,263
ALLL at acquisition	(2,383)
Non-credit premium (discount)	(1,020)

Purchase price	$66,860

Accruing and Nonaccrual Loans and Leases The Corporation’s key credit quality indicator is the receivable’s payment performance status, defined as accruing or not accruing. Nonaccrual loans and leases are those which management believes have a higher risk of loss. Delinquent balances are determined based on the contractual terms of the loan or lease. Loans and leases that are over 90 days delinquent are a leading indicator for future charge-off trends and are generally placed on nonaccrual status. In addition, loans and leases that have requested payment deferral under the Coronavirus Aid, Relief and Economic Security (“CARES”) Act of greater than 180 days are generally placed on nonaccrual status. The Corporation’s accruing and nonaccrual loans and leases were as follows:

(In thousands)	Current	30-89 Days Delinquent and Accruing	90 Days or More Delinquent and Accruing	Total Accruing	Nonaccrual	Total
At March 31, 2021
Commercial loan and lease portfolio:
Commercial and industrial	$12,588,529	$25,413	$2,772	$12,616,714	$239,987	$12,856,701
Commercial real estate	9,662,431	30,490	—	9,692,921	188,420	9,881,341
Lease financing	2,824,770	33,164	4,734	2,862,668	93,958	2,956,626

Total commercial loan and lease portfolio	25,075,730	89,067	7,506	25,172,303	522,365	25,694,668
Consumer loan portfolio:
Residential mortgage	6,421,403	11,171	1,874	6,434,448	76,533	6,510,981
Home equity	2,781,347	9,798	56	2,791,201	72,941	2,864,142
Consumer installment	1,142,579	2,587	—	1,145,166	6,062	1,151,228

Total consumer loan portfolio	10,345,329	23,556	1,930	10,370,815	155,536	10,526,351

Total	$35,421,059	$112,623	$9,436	$35,543,118	$677,901	$36,221,019

At December 31, 2020
Commercial loan and lease portfolio:
Commercial and industrial	$11,119,453	$42,033	$1,458	$11,162,944	$259,439	$11,422,383
Commercial real estate	9,453,743	94,383	22	9,548,148	154,439	9,702,587
Lease financing	2,695,356	27,118	3,935	2,726,409	90,822	2,817,231

Total commercial loan and lease portfolio	23,268,552	163,534	5,415	23,437,501	504,700	23,942,201

Consumer loan portfolio:
Residential mortgage	6,065,379	17,048	1,965	6,084,392	97,653	6,182,045
Home equity	3,008,450	30,840	63	3,039,353	69,383	3,108,736
Consumer installment	1,224,059	3,801	—	1,227,860	5,566	1,233,426

Total consumer loan portfolio	10,297,888	51,689	2,028	10,351,605	172,602	10,524,207

Total	$33,566,440	$215,223	$7,443	$33,789,106	$677,302	$34,466,408

Further details of the Corporation’s nonaccrual loans and leases were as follows:

	At March 31, 2021		At December 31, 2020
(In thousands)	Total nonaccrual	Nonaccrual with no ACL	Total nonaccrual	Nonaccrual with no ACL
Commercial loan and lease portfolio:
Commercial and industrial	$239,987	$45,371	$259,439	$55,773
Commercial real estate	188,420	150,882	154,439	79,203
Lease financing	93,958	—	90,822	—

Total commercial loan and lease portfolio	522,365	196,253	504,700	134,976
Consumer loan portfolio:
Residential mortgage	76,533	—	97,653	49
Home equity	72,941	358	69,383	23
Consumer installment	6,062	3,505	5,566	3,531

Total consumer loan portfolio	155,536	3,863	172,602	3,603

Total	$677,901	$200,116	$677,302	$138,579

Loans and leases that are 90 days or more delinquent and accruing by year of origination were as follows:

		Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases	Revolving Loans and Leases Converted to Term Loans and Leases
At March 31, 2021	2021	2020	2019	2018	2017	2016 and Prior			Total
Commercial loan and lease portfolio:
Commercial and industrial	$—	$420	$163	$—	$4	$262	$1,923	$—	$2,772
Commercial real estate	—	—	—	—	—	—	—	—	—
Lease financing	—	1,693	1,085	1,022	674	260	—	—	4,734

Total commercial loan and lease portfolio	—	2,113	1,248	1,022	678	522	1,923	—	7,506

Consumer loan portfolio:
Residential mortgage	—	85	312	—	202	1,275	—	—	1,874
Home equity	—	—	—	—	56	—	—	—	56
Consumer installment	—	—	—	—	—	—	—	—	—

Total consumer loan portfolio	—	85	312	—	258	1,275	—	—	1,930

Total 90 days or more delinquent and accruing	$—	$2,198	$1,560	$1,022	$936	$1,797	$1,923	$—	$9,436

		Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases	Revolving Loans and Leases Converted to Term Loans and Leases
At December 31, 2020	2020	2019	2018	2017	2016	2015 and Prior			Total
Commercial loan and lease portfolio:
Commercial and industrial	$874	$50	$94	$13	$—	$52	$375	$—	$1,458
Commercial real estate	—	—	—	—	—	22	—	—	22
Lease financing	1,286	975	680	463	392	139	—	—	3,935

Total commercial loan and lease portfolio	2,160	1,025	774	476	392	213	375	—	5,415

Consumer loan portfolio:
Residential mortgage	85	134	—	—	—	1,746	—	—	1,965
Home equity	—	—	—	—	—	27	36	—	63
Consumer installment	—	—	—	—	—	—	—	—	—

Total consumer loan portfolio	85	134	—	—	—	1,773	36	—	2,028

Total 90 days or more delinquent and accruing	$2,245	$1,159	$774	$476	$392	$1,986	$411	$—	$7,443

Nonaccrual loans and leases by year of origination were as follows:

		Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases	Revolving Loans and Leases Converted to Term Loans and Leases
At March 31, 2021	2021	2020	2019	2018	2017	2016 and Prior			Total
Commercial loan and lease portfolio:
Commercial and industrial	$121	$27,464	$58,160	$51,542	$25,885	$39,613	$37,191	$11	$239,987
Commercial real estate	—	4,309	25,233	13,738	57,547	87,593	—	—	188,420
Lease financing	—	3,606	29,189	26,513	16,047	16,758	—	1,845	93,958

Total commercial loan and lease portfolio	121	35,379	112,582	91,793	99,479	143,964	37,191	1,856	522,365

Consumer loan portfolio:
Residential mortgage	—	3,253	7,744	11,920	2,996	50,620	—	—	76,533
Home equity	22	847	934	445	432	5,594	63,920	747	72,941
Consumer installment	—	87	238	340	514	4,690	193	—	6,062

Total consumer loan portfolio	22	4,187	8,916	12,705	3,942	60,904	64,113	747	155,536

Total nonaccrual loans and leases	$143	$39,566	$121,498	$104,498	$103,421	$204,868	$101,304	$2,603	$677,901

		Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases	Revolving Loans and Leases Converted to Term Loans and Leases
At December 31, 2020	2020	2019	2018	2017	2016	2015 and Prior			Total
Commercial loan and lease portfolio:
Commercial and industrial	$26,109	$61,595	$60,686	$29,360	$17,669	$23,644	$40,364	$12	$259,439
Commercial real estate	5,194	4,835	14,452	53,934	21,667	54,357	—	—	154,439
Lease financing	3,190	27,412	26,348	15,184	8,601	8,145	—	1,942	90,822

Total commercial loan and lease portfolio	34,493	93,842	101,486	98,478	47,937	86,146	40,364	1,954	504,700

Consumer loan portfolio:
Residential mortgage	2,631	9,177	16,391	4,172	2,812	62,470	—	—	97,653
Home equity	889	1,449	530	379	223	5,149	59,826	938	69,383
Consumer installment	33	267	181	281	575	4,060	169	—	5,566

Total consumer loan portfolio	3,553	10,893	17,102	4,832	3,610	71,679	59,995	938	172,602

Total nonaccrual loans and leases	$38,046	$104,735	$118,588	$103,310	$51,547	$157,825	$100,359	$2,892	$677,302

The average balance of nonaccrual loans and leases and interest income recognized on nonaccrual loans and leases were as follows:

	Three Months Ended March 31,
	2021		2020
(In thousands)	Average Loan and Lease Balance	Interest Income Recognized	Average Loan and Lease Balance	Interest Income Recognized
Commercial loan and lease portfolio:
Commercial and industrial	$249,713	$2,116	$68,985	$1,709
Commercial real estate	171,429	3,040	38,383	1,784
Lease financing	92,390	19	12,063	51

Total commercial loan and lease portfolio	513,532	5,175	119,431	3,544

Consumer loan portfolio:
Residential mortgage	87,093	1,304	50,278	638
Home equity	71,162	1,387	39,505	156
Consumer installment	5,814	66	852	25

Total consumer loan portfolio	164,069	2,757	90,635	819

Total nonaccrual loans and leases	$677,601	$7,932	$210,066	$4,363

In addition to the receivable’s payment performance status, credit quality is also analyzed using credit risk classifications, which vary based on the size and type of credit risk exposure and additionally measure liquidity, debt capacity, coverage and payment behavior as shown in the borrower’s financial statements. The credit risk classifications also measure the quality of the borrower’s management group and the repayment support offered by any guarantors. Loan and lease credit risk classifications are derived from standard regulatory rating definitions, which include: pass, special mention, substandard, doubtful and loss. Substandard and doubtful loans and leases have well-defined weaknesses, but may never result in a loss.

The amortized cost basis of loans and leases by credit risk classifications and year of origination was as follows:

	Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases(1)	Revolving Loans and Leases Converted to Term Loans and Leases(2)
At March 31, 2021	2021	2020	2019	2018	2017	2016 and Prior			Total
Commercial loan and lease portfolio:
Commercial and industrial
Pass	$1,289,456	$3,069,589	$1,924,724	$1,033,717	$527,205	$618,661	$3,541,892	$51,531	$12,056,775
Special mention	6,898	16,592	87,857	75,921	42,692	10,888	147,237	754	388,839
Substandard	2,501	36,312	98,860	61,460	33,431	76,814	101,429	280	411,087

Total commercial and industrial	1,298,855	3,122,493	2,111,441	1,171,098	603,328	706,363	3,790,558	52,565	12,856,701
Commercial real estate
Pass	304,562	1,373,808	2,274,851	1,767,581	1,169,172	2,021,114	—	—	8,911,088
Special mention	81	17,878	88,125	83,486	214,000	175,698	—	—	579,268
Substandard	1,739	60,777	43,251	86,540	82,812	115,866	—	—	390,985

Total commercial real estate	306,382	1,452,463	2,406,227	1,937,607	1,465,984	2,312,678	—	—	9,881,341
Lease financing
Pass	247,246	970,143	686,909	389,597	205,845	115,862	32,369	148,755	2,796,726
Special mention	848	14,307	8,802	5,459	4,670	2,461	—	4,586	41,133
Substandard	1,023	10,122	35,382	30,848	18,302	18,751	—	4,339	118,767

Total lease financing	249,117	994,572	731,093	425,904	228,817	137,074	32,369	157,680	2,956,626

Total commercial	1,854,354	5,569,528	5,248,761	3,534,609	2,298,129	3,156,115	3,822,927	210,245	25,694,668
Consumer loan portfolio:
Residential mortgage
Pass	710,828	2,207,173	860,827	510,015	361,669	1,780,396	—	—	6,430,908
Substandard	—	3,338	8,056	11,920	3,198	53,561	—	—	80,073

Total residential mortgage	710,828	2,210,511	868,883	521,935	364,867	1,833,957	—	—	6,510,981
Home equity
Pass	1,362	20,638	44,156	42,176	34,373	135,924	2,503,856	7,331	2,789,816
Substandard	22	847	934	445	488	6,923	63,920	747	74,326

Total home equity	1,384	21,485	45,090	42,621	34,861	142,847	2,567,776	8,078	2,864,142

Consumer installment
Pass	65,000	183,103	335,641	171,972	155,700	212,480	20,871	62	1,144,829
Substandard	—	134	403	340	514	4,815	193	—	6,399

Total consumer installment	65,000	183,237	336,044	172,312	156,214	217,295	21,064	62	1,151,228

Total consumer	777,212	2,415,233	1,250,017	736,868	555,942	2,194,099	2,588,840	8,140	10,526,351

Total loans and leases	$2,631,566	$7,984,761	$6,498,778	$4,271,477	$2,854,071	$5,350,214	$6,411,767	$218,385	$36,221,019

(1)

This balance includes $32.4 million of leased equipment that has been provided to lessees under certain master lease agreements. Under these agreements, the total amount of equipment included in each lease is provided over time, and additional amounts are required to be provided to the respective lessees in future accounting periods.

(2)

This balance includes $210.2 million of leased equipment that has been provided to lessees under certain master lease agreements. Under these agreements, the total amount of equipment included in each lease was provided over time, and all equipment required by the lease has been provided to the respective lessees in current or previous accounting periods.

	Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases(1)	Revolving Loans and Leases Converted to Term Loans and Leases(2)
December 31, 2020	2020	2019	2018	2017	2016	2015 and Prior			Total
Commercial loan and lease portfolio:
Commercial and industrial
Pass	$3,282,275	$1,877,468	$994,081	$547,940	$357,567	$316,557	$3,286,687	$48,079	$10,710,654
Special mention	13,377	66,485	46,174	34,959	4,661	6,733	94,338	858	267,585
Substandard	28,908	69,510	94,227	48,246	52,944	29,295	120,738	276	444,144

Total commercial and industrial	3,324,560	2,013,463	1,134,482	631,145	415,172	352,585	3,501,763	49,213	11,422,383
Commercial real estate
Pass	1,361,117	2,193,489	1,877,374	1,211,426	683,612	1,480,027	—	—	8,807,045
Special mention	17,745	78,236	53,087	197,935	79,540	104,473	—	—	531,016
Substandard	6,995	53,079	31,930	124,728	57,221	90,573	—	—	364,526

Total commercial real estate	1,385,857	2,324,804	1,962,391	1,534,089	820,373	1,675,073	—	—	9,702,587
Lease financing
Pass	1,013,374	715,327	393,644	226,818	109,992	30,620	23,806	167,726	2,681,307
Special mention	4,050	9,871	3,897	4,870	1,484	1,001	—	8,911	34,084
Substandard	6,440	29,040	27,579	16,150	9,360	8,635	7	4,629	101,840

Total lease financing	1,023,864	754,238	425,120	247,838	120,836	40,256	23,813	181,266	2,817,231

Total commercial	5,734,281	5,092,505	3,521,993	2,413,072	1,356,381	2,067,914	3,525,576	230,479	23,942,201
Consumer loan portfolio:
Residential mortgage
Pass	2,011,791	1,047,735	604,127	435,617	439,816	1,539,779	—	—	6,078,865
Special mention	—	—	—	—	—	112	—	—	112
Substandard	3,292	9,311	17,268	4,601	3,814	64,782	—	—	103,068

Total residential mortgage	2,015,083	1,057,046	621,395	440,218	443,630	1,604,673	—	—	6,182,045
Home equity
Pass	23,066	51,448	48,092	39,834	29,071	126,147	2,703,354	7,753	3,028,765
Special mention	—	—	—	—	—	—	—	—	—
Substandard	940	1,469	579	515	424	8,354	66,590	1,100	79,971

Total home equity	24,006	52,917	48,671	40,349	29,495	134,501	2,769,944	8,853	3,108,736

Consumer installment
Pass	206,994	371,924	192,067	185,051	119,663	127,252	24,043	67	1,227,061
Special mention	—	—	—	—	—	—	—	—	—
Substandard	247	1,179	680	887	909	2,086	377	—	6,365

Total consumer installment	207,241	373,103	192,747	185,938	120,572	129,338	24,420	67	1,233,426

Total consumer	2,246,330	1,483,066	862,813	666,505	593,697	1,868,512	2,794,364	8,920	10,524,207

Total loans and leases	$7,980,611	$6,575,571	$4,384,806	$3,079,577	$1,950,078	$3,936,426	$6,319,940	$239,399	$34,466,408

(1)

This balance includes $23.8 million of leased equipment that has been provided to lessees under certain master lease agreements. Under these agreements, the total amount of equipment included in each lease is provided over time, and additional amounts are required to be provided to the respective lessees in future accounting periods.

(2)

This balance includes $230.5 million of leased equipment that has been provided to lessees under certain master lease agreements. Under these agreements, the total amount of equipment included in each lease was provided over time, and all equipment required by the lease has been provided to the respective lessees in current or previous accounting periods.

Troubled Debt Restructurings In certain circumstances, the Corporation may consider modifying the terms of a loan for economic or legal reasons related to the customer’s financial difficulties. If the Corporation grants a concession, the modified loan would generally be classified as a TDR. However, Section 4013 of the CARES Act and the Interagency Statement on Loan Modifications provide banks the option to temporarily suspend the application of TDR accounting guidance for loans modified due to the effects of COVID-19 when certain conditions are met. TDRs typically involve a deferral of the principal balance of the loan, a reduction of the stated interest rate of the loan or, in certain limited circumstances, a reduction of the principal balance of the loan or the loan’s accrued interest.

The following table presents the recorded investment of loan modifications first classified as TDRs during the periods presented:

	Three Months Ended March 31,
	2021		2020
(In thousands)	Pre-modification Investment	Post-modification Investment	Pre-modification Investment	Post-modification Investment
Commercial loan and lease portfolio:
Commercial and industrial	$2,491	$2,491	$5,751	$5,751
Commercial real estate	1,700	1,700	106	106

Total commercial loan and lease portfolio	4,191	4,191	5,857	5,857

Consumer loan portfolio:
Residential mortgage	1,126	1,126	3,222	3,157
Home equity	334	334	997	996
Consumer installment	44	44	376	353

Total consumer loan portfolio	1,504	1,504	4,595	4,506

Total	$5,695	$5,695	$10,452	$10,363

The following table presents TDR loans:

	At March 31, 2021			At December 31, 2020
(In thousands)	Accruing TDR Loans	Nonaccrual TDR Loans	Total TDR Loans	Accruing TDR Loans	Nonaccrual TDR Loans	Total TDR Loans
Commercial loan and lease portfolio	$12,121	$21,554	$33,675	$35,697	$23,575	$59,272
Consumer loan portfolio	17,154	19,700	36,854	16,658	22,804	39,462

Total	$29,275	$41,254	$70,529	$52,355	$46,379	$98,734

Commitments to lend additional funds to borrowers whose terms have been modified in TDRs were $1.3 million and $2.6 million at March 31, 2021 and December 31, 2020, respectively.

Loan modifications to troubled borrowers are no longer disclosed as TDR loans in the calendar years after modification if the loans were modified to an interest rate equal to or greater than the yields of new loan originations with comparable risk at the time of restructuring and if the loan is performing based on the restructured terms; however, these loans do not share similar risk characteristics with other loans and follow the Corporation’s loan reserve policies for individually evaluated loans.

The following table summarizes the TDR loans that defaulted during the periods presented that were modified during the respective reporting period or within one year of the beginning of the respective reporting period. The Corporation considers a loan to have defaulted when under the modified terms it becomes 90 or more days delinquent, has been transferred to nonaccrual status, has been charged down or has been transferred to other real estate owned or repossessed and returned assets.

	Three Months Ended March 31,
(In thousands)	2021	2020
Defaulted TDR loan balances modified during the applicable period
Commercial loan and lease portfolio:
Commercial and industrial	$1,515	$—
Commercial real estate	1,228	—

Total commercial loan and lease portfolio	2,743	—

Consumer loan portfolio:
Residential mortgage	197	630
Home equity	198	59
Consumer installment	34	—

Total consumer loan portfolio	429	689

Defaulted TDR loan balances	$3,172	$689

Other Real Estate Owned and Repossessed and Returned Assets Other real estate owned and repossessed and returned assets were as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
Other real estate owned	$32,115	$33,192
Repossessed and returned assets	8,501	8,932
Consumer loans in process of foreclosure	24,173	14,790

Other real estate owned and repossessed and returned assets were written down $816 thousand and $842 thousand and during the three months ended March 31, 2021 and March 31, 2020, respectively. Other real estate owned and repossessed and returned assets are included in other assets on the Consolidated Statements of Financial Condition.

Note 9. Goodwill

Goodwill was as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
Goodwill related to consumer banking segment	$771,555	$771,555
Goodwill related to commercial banking segment	608,335	541,491

Goodwill, net	$1,379,890	$1,313,046

During the three months ended March 31, 2021, the Corporation recorded additional goodwill in the amount of $66.8 million related to the CEC business combination. There was no impairment of goodwill for the three months ended March 31, 2021 and 2020.

Note 10. Loan Servicing Rights

Information regarding LSRs was as follows:

	Three Months Ended March 31,
(In thousands)	2021	2020
Balance, beginning of period	$38,303	$56,313
New servicing assets created	4,531	2,451
Impairment (charge) recovery	7,637	(8,236)
Amortization	(6,320)	(3,245)

Balance, end of period	$44,151	$47,283

Valuation allowance, end of period	$(13,850)	$(12,118)

Loans serviced for others that have servicing rights capitalized, end of period	$6,068,120	$6,444,101

Total loan servicing, late fee and other ancillary fee income, included in mortgage banking income, related to loans serviced for others that have servicing rights capitalized was $4.0 million for the three months ended March 31, 2021 and $4.2 million for the three months ended March 31, 2020.

Note 11. Investments in Qualified Affordable Housing Projects and Historic Projects

The Corporation invests in qualified affordable housing projects and historic projects for the purposes of community reinvestment and to obtain tax credits. Return on the Corporation’s investment in these projects comes in the form of pass-through tax credits and tax losses. The carrying value of the investments is included in other assets. The Corporation primarily utilizes the proportional amortization method to account for investments in qualified affordable housing projects and the equity method to account for investments in other tax credit projects.

Under the proportional amortization method, the Corporation amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits. The Corporation recognized amortization expense of investments in qualified affordable housing projects of $5.9 million and $5.3 million for the three months ended March 31, 2021 and 2020, respectively. Amortization expense was more than offset by tax credits and other tax benefits of $7.9 million and $6.6 million for the three months ended March 31, 2021 and 2020, respectively. The Corporation’s remaining investment in qualified affordable housing projects totaled $222.1 million and $214.3 million at March 31, 2021 and December 31, 2020, respectively.

Under the equity method, the Corporation’s share of the earnings or losses is included in other noninterest expense. The Corporation’s remaining investment in historic projects and Ohio historic preservation tax credits totaled $50.2 million and $48.6 million at March 31, 2021 and December 31, 2020, respectively. During the three months ended March 31, 2021, $0.6 million of income tax benefit was recognized due to the federal historic tax credits, which was partially offset by amortization expense, inclusive of impairment, of $0.5 million. During the three months ended March 31, 2020, $0.3 million of income tax benefit was recognized due to the federal historic tax credits, which was partially offset by amortization expense, inclusive of impairment, of $0.2 million. During the three months ended March 31, 2020, state tax credits, inclusive of impairment, totaled $0.4 million.

The Corporation’s unfunded equity contributions relating to investments in qualified affordable housing projects and historic projects are included in other liabilities. The Corporation’s remaining unfunded equity contributions totaled $109.4 million and $107.4 million at March 31, 2021 and December 31, 2020, respectively.

Management analyzes these investments for potential impairment when events or changes in circumstances indicate that it is more-likely-than-not that the carrying amount of the investment will not be realized. An impairment loss is measured as the amount by which the carrying amount of an investment exceeds its fair value.

Investments in qualified affordable housing projects and historic projects are considered VIEs because TCF, as a limited partner, lacks the power to direct the activities that most significantly impact the entities’ economic performance. TCF has concluded it is not the primary beneficiary and therefore, they are not consolidated. The maximum exposure to loss on the VIE investments is limited to the carrying amount of the investments and the potential recapture of any recognized tax credits. TCF believes the likelihood of the tax credits being recaptured is remote, as a loss would only take place if the managing entity failed to meet certain government compliance requirements. Further, certain of TCF’s investments in affordable housing limited liability entities include guaranteed minimum returns which are backed by an investment grade credit-rated company, which reduces the risk of loss.

Note 12. Borrowings

TCF Bank is a member of the FHLB, which provides short- and long-term funding collateralized by mortgage related assets to its members.

Collateralized Deposits include TCF Bank’s Repurchase Investment Sweep Agreement product collateralized by mortgage-backed securities, and funds deposited by customers that are collateralized by investment securities owned by TCF Bank, as these deposits are not covered by FDIC insurance.

Short-term borrowings (borrowings with an original maturity of less than one year) were as follows:

	At March 31, 2021		At December 31, 2020
(Dollars in thousands)	Amount	Weighted-average Rate	Amount	Weighted-average Rate
FHLB advances	$1,200,000	0.29%	$400,000	0.33%
Collateralized Deposits	223,695	0.07	217,363	0.11
Line-of-Credit - TCF Commercial Finance Canada, Inc.	2,388	2.45	—	—

Total short-term borrowings	$1,426,083	0.26%	$617,363	0.25%

Long-term borrowings were as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
FHLB advances	$859,335	$709,848
Subordinated debt obligations	583,312	586,145
Discounted lease rentals	73,222	75,770
Finance lease obligation	2,947	2,969

Total long-term borrowings	$1,518,816	$1,374,732

At March 31, 2021, TCF Bank had pledged $13.0 billion of loans secured by consumer and commercial real estate to provide borrowing capacity from the FHLB.

At March 31, 2021, TCF Bank had pledged $3.4 billion of loans secured by assets to provide borrowing capacity from the Federal Reserve Bank discount window. No borrowings were sourced from this facility at March 31, 2021.

The contractual maturities of long-term borrowings at March 31, 2021 were as follows:

(In thousands)
Remainder of 2021	$4,339
2022	779,845
2023	25,099
2024	15,996
2025	373,772
Thereafter	319,765

Total long-term borrowings	$1,518,816

Note 13. Accumulated Other Comprehensive Income (Loss)

The components of other comprehensive income (loss), reclassifications from accumulated other comprehensive income (loss) to various financial statement line items and the related tax effects were as follows:

	Three Months Ended March 31,
	2021			2020
(In thousands)	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips:
Net unrealized gains (losses) arising during the period	$(237,054)	$56,371	$(180,683)	$150,744	$(35,607)	$115,137
Reclassification of net (gains) losses from accumulated other comprehensive income (loss) to:
Total interest income	(44)	10	(34)	754	(177)	577
Net gains (losses) on investment securities	—	—	—	—	—	—
Other noninterest expense	137	(32)	105	173	(40)	133

Amounts reclassified from accumulated other comprehensive income (loss)	93	(22)	71	927	(217)	710

Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips	(236,961)	56,349	(180,612)	151,671	(35,824)	115,847

Recognized postretirement prior service cost:
Reclassification of amortization of prior service cost to other noninterest expense	(23)	5	(18)	(12)	3	(9)

Foreign currency translation adjustment(1)	2,170	—	2,170	(14,426)	—	(14,426)

Net unrealized gains (losses) on net investment hedges	(2,046)	487	$(1,559)	13,695	(3,214)	10,481

Total other comprehensive income (loss)	$(236,860)	$56,841	$(180,019)	$150,928	$(39,035)	$111,893

(1)	Foreign investments are deemed to be permanent in nature and, therefore, TCF does not provide for taxes on foreign currency translation adjustments.

The components of accumulated other comprehensive income (loss) were as follows:

(In thousands)	Net Unrealized Gains (Losses) on Available-for-Sale Investment Securities and Interest-only Strips	Net Unrealized Gains (Losses) on Net Investment Hedges	Foreign Currency Translation Adjustment	Recognized Postretirement Prior Service Cost	Total
At or For the Three Months Ended March 31, 2021
Balance, beginning of period	$182,488	$5,605	$(5,803)	$383	$182,673
Other comprehensive income (loss)	(180,683)	(1,559)	2,170	—	(180,072)
Amounts reclassified from accumulated other comprehensive income (loss)	71	—	—	(18)	53

Net other comprehensive income (loss)	(180,612)	(1,559)	2,170	(18)	(180,019)

Balance, end of period	$1,876	$4,046	$(3,633)	$365	$2,654

At or For the Three Months Ended March 31, 2020
Balance, beginning of period	$56,098	$9,800	$(11,697)	$76	$54,277
Other comprehensive income (loss)	115,137	10,481	(14,426)	—	111,192
Amounts reclassified from accumulated other comprehensive income (loss)	710	—	—	(9)	701

Net other comprehensive income (loss)	115,847	10,481	(14,426)	(9)	111,893

Balance, end of period	$171,945	$20,281	$(26,123)	$67	$166,170

Note 14. Regulatory Capital Requirements

TCF and TCF Bank are subject to minimum capital requirements administered by the federal banking regulators. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by the federal banking regulators that could have a material adverse effect on TCF. In general, TCF Bank may not declare or pay a dividend to TCF Financial in excess of 100% of its net retained earnings for the current year combined with its net retained earnings for the preceding two calendar years, which was $207.8 million at March 31, 2021, without prior approval of the Office of the Comptroller of the Currency (“OCC”). The OCC also has the authority to prohibit the payment of dividends by a national bank when it determines such payments would constitute an unsafe and unsound banking practice. TCF Bank’s ability to make capital distributions in the future may require regulatory approval and may be restricted by its federal banking regulators. TCF Bank’s ability to make any such distributions will also depend on its earnings and ability to meet minimum regulatory capital requirements in effect during future periods. In the future, these capital adequacy standards may be higher than existing minimum regulatory capital requirements.

The Basel III capital standards allowed institutions not subject to the advanced approaches requirements to opt out of including components of accumulated other comprehensive income (loss) in common equity Tier 1 capital. TCF and TCF Bank made the one-time permanent election to not include accumulated other comprehensive income (loss) in regulatory capital.

Effective January 1, 2020, the Corporation adopted CECL. In response to the COVID-19 pandemic, the regulatory agencies published a final rule that provides the option to delay the cumulative effect of the day 1 impact of CECL adoption on regulatory capital, along with 25% of the change in the adjusted allowance for credit losses (as computed for regulatory capital purposes which excludes PCD loans), for two years, followed by a three-year phase-in period. Management elected the 5-year transition period consistent with the final rule issued by the regulatory agencies.

Regulatory capital information for TCF and TCF Bank was as follows:

	TCF		TCF Bank			Minimum
	At March 31,	At December 31,	At March 31,	At December 31,	Well-capitalized	Capital
(Dollars in thousands)	2021	2020	2021	2020	Standard	Requirement(1)
Regulatory Capital:
Common equity Tier 1 capital	$4,101,896	$4,103,007	$4,095,564	$4,093,974
Tier 1 capital	4,299,135	4,290,793	4,123,501	4,112,458
Total capital	4,994,676	5,026,611	4,799,935	4,831,026
Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	11.06%	11.45%	11.06%	11.45%	6.50%	4.50%
Tier 1 risk-based capital ratio	11.59	11.98	11.14	11.50	8.00	6.00
Total risk-based capital ratio	13.47	14.03	12.96	13.51	10.00	8.00
Tier 1 leverage ratio	9.09	9.34	8.73	8.97	5.00	4.00

(1)	Excludes capital conservation buffer of 2.5% at both March 31, 2021 and December 31, 2020.

Note 15. Derivative Instruments

Derivative instruments, recognized at fair value within other assets or other liabilities on the Consolidated Statements of Financial Condition, were as follows:

	At March 31, 2021
		Fair Value
(In thousands)	Notional Amount(1)	Derivative Assets	Derivative Liabilities
Derivatives designated as hedging instruments
Interest rate contract	$150,000	$—	$118
Forward foreign exchange contracts	210,856	373	1,400

Total derivatives designated as hedging instruments		373	1,518

Derivatives not designated as hedging instruments
Interest rate contracts	$6,297,778	$164,438	$21,827
Risk participation agreements	549,262	27	63
Forward foreign exchange contracts	75,267	820	105
Interest rate lock commitments	465,180	7,073	166
Forward loan sales commitments	460,280	5,560	45
Power Equity CDs	10,450	300	300
Swap agreement	12,652	—	286

Total derivatives not designated as hedging instruments		178,218	22,792

Total derivatives before netting		178,591	24,310
Netting(2)		(781)	(627)
Total derivatives, net		$177,810	$23,683

(1)

Notional or contract amounts, which represent the extent of involvement in the derivatives market, are used to determine the contractual cash flows required in accordance with the terms of the agreement. These amounts are typically not exchanged, significantly exceed amounts subject to credit or market risk and are not reflected in the Consolidated Statements of Financial Condition.

(2)	Includes netting of derivative asset and liability balances and related cash collateral, where counterparty netting agreements are in place.

	At December 31, 2020
		Fair Value
(In thousands)	Notional Amount(1)	Derivative Assets	Derivative Liabilities
Derivatives designated as hedging instruments
Interest rate contract	$150,000	$59	$—
Forward foreign exchange contracts	207,515	—	1,521

Total derivatives designated as hedging instruments		59	1,521

Derivatives not designated as hedging instruments
Interest rate contracts	6,140,464	248,208	14,681
Risk participation agreements	470,670	62	125
Forward foreign exchange contracts	90,647	11	865
Interest rate lock commitments	447,278	14,565	4
Forward loan sales commitments	535,244	37	3,411
Power Equity CD	16,752	459	459
Swap agreement	12,652	—	66

Total derivatives not designated as hedging instruments		263,342	19,611

Total derivatives before netting		263,401	21,132
Netting(2)		(52)	(1,876)

Total derivatives, net		$263,349	$19,256

(1)

Notional or contract amounts, which represent the extent of involvement in the derivatives market, are used to determine the contractual cash flows required in accordance with the terms of the agreement. These amounts are typically not exchanged, significantly exceed amounts subject to credit or market risk and are not reflected in the Consolidated Statements of Financial Condition.

(2)	Includes netting of derivative asset and liability balances and related cash collateral, where counterparty netting agreements are in place.

Derivative instruments may be subject to master netting arrangements and collateral arrangements and qualify for offset in the Consolidated Statements of Financial Condition. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy. Derivative instruments subject to master netting arrangements and collateral arrangements are recognized on a net basis in the Consolidated Statements of Financial Condition. The gross amounts recognized, gross amounts offset and net amount presented of derivative instruments were as follows:

	At March 31, 2021
(In thousands)	Gross Amounts Recognized	Gross Amounts Offset(1)	Net Amount Presented
Derivative assets
Interest rate contracts	$164,438	$—	$164,438
Risk participation agreements	27	—	27
Forward foreign exchange contracts	1,193	(570)	623
Interest rate lock commitments	7,073	(166)	6,907
Forward loan sales commitments	5,560	(45)	5,515
Power Equity CDs	300		300

Total derivative assets	$178,591	$(781)	$177,810

Derivative liabilities
Interest rate contracts	$21,945	$—	$21,945
Risk participation agreements	63	—	63
Forward foreign exchange contracts	1,505	(130)	1,375
Interest rate lock commitments	166	(166)	—
Forward loan sales commitments	45	(45)	—
Power Equity CDs	300		300
Swap agreement	286	(286)	—

Total derivative liabilities	$24,310	$(627)	$23,683

(1)	Includes the amounts with counterparties subject to enforceable master netting arrangements that have been offset in the Consolidated Statements of Financial Condition.

	At December 31, 2020
(In thousands)	Gross Amounts Recognized	Gross Amounts Offset(1)	Net Amount Presented
Derivative assets
Interest rate contracts	$248,267	$—	$248,267
Risk participation agreements	62	—	62
Forward foreign exchange contracts	11	(11)	—
Interest rate lock commitments	14,565	(4)	14,561
Forward loan sales commitments	37	(37)	—
Power Equity CDs	459	—	459

Total derivative assets	$263,401	$(52)	$263,349

Derivative liabilities
Interest rate contracts	$14,681	$—	$14,681
Risk participation agreements	125	—	125
Forward foreign exchange contracts	2,386	(1,769)	617
Interest rate lock commitments	4	(4)	—
Forward loan sales commitments	3,411	(37)	3,374
Power Equity CD	459	—	459
Swap agreement	66	(66)	—

Total derivative liabilities	$21,132	$(1,876)	$19,256

(1)	Includes the amounts with counterparties subject to enforceable master netting arrangements that have been offset in the Consolidated Statements of Financial Condition.

Derivatives Designated as Hedging Instruments

Interest rate contract: The carrying amount of the hedged subordinated debt, including the cumulative basis adjustment related to the application of fair value hedge accounting, is recorded in long-term borrowings on the Consolidated Statements of Financial Condition and was as follows:

	Carrying Amount of the Hedged Liability		Cumulative Amount of Fair Value Hedging Adjustments Included in the Carrying Amount of the Hedged Liability
(In thousands)	At March 31, 2021	At December 31, 2020	At March 31, 2021	At December 31, 2020
Subordinated bank note - 2025	$156,829	$159,888	$7,857	$10,975

The following table summarizes the effect of fair value hedge accounting on the Consolidated Statements of Income for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,
(In thousands)	2021	2020
Statement of income line where the gain (loss) on the fair value hedge was recorded:
Interest expense on borrowings	$10,019	$26,492
Gain (loss) on interest rate contract (fair value hedge)
Hedged item	3,118	(8,830)
Derivative designated as a hedging instrument	(3,176)	8,936

Gain (loss) on interest rate contract recognized in interest expense on borrowings	$(58)	$106

Forward foreign exchange contracts: The effect of net investment hedges on accumulated other comprehensive income was as follows:

	Three Months Ended March 31,
(In thousands)	2021	2020
Forward foreign exchange contracts	$(2,046)	$13,695

Derivatives Not Designated as Hedging Instruments Certain other interest rate contracts, forward foreign exchange contracts, interest rate lock commitments and other contracts have not been designated as hedging instruments. The effect of these derivatives on the Consolidated Statements of Income was as follows:

		Three Months Ended March 31,
(In thousands)	Location of Gain (Loss)	2021	2020
Interest rate contracts	Other noninterest income	$255	$1,662
Risk participation agreements	Other noninterest expense	1,607	4,326
Forward foreign exchange contracts	Other noninterest expense	10	18,713
Interest rate lock commitments	Mortgage banking income	(7,189)	10,378
Forward loan sales commitments	Mortgage banking income	8,889	(8,545)
Swap agreement	Other noninterest income	(288)	(1)

Net gain (loss) recognized		$3,284	$26,533

At March 31, 2021 and December 31, 2020, credit risk-related contingent features existed on forward foreign exchange contracts with a notional value of $26.8 million and $35.0 million, respectively. In the event the Corporation is rated less than BB- by Standard and Poor’s, the contracts could be terminated or the Corporation may be required to provide approximately $535 thousand and $699 thousand in additional collateral at March 31, 2021 and December 31, 2020, respectively. There were no forward foreign exchange contracts containing credit risk-related features in a liability position at both March 31, 2021 and December 31, 2020.

At March 31, 2021, the Corporation had posted $65.9 million and $340 thousand of cash collateral related to its interest rate contracts and forward foreign exchange contracts, respectively, and received $440 thousand of cash collateral related to its forward foreign exchange contracts.

Note 16. Fair Value Measurements

The Corporation uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Fair values are based on the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investment securities available-for-sale, certain loans held for sale, interest-only strips, derivative instruments, forward loan sales commitments and assets and liabilities held in trust for deferred compensation plans are recorded at fair value on a recurring basis. From time to time the Corporation may be required to record at fair value other assets on a non-recurring basis, such as certain investment securities held-to-maturity, loans and leases, goodwill, loan servicing rights, other intangible assets, other real estate owned, repossessed and returned assets or securitization receivables. These non-recurring fair value adjustments typically involve application of lower of cost or fair value accounting or write-downs of individual assets.

The Corporation groups its assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the degree and reliability of estimates and assumptions used to determine fair value. The levels are as follows:

Level 1	Valuations that are based on prices obtained from independent pricing sources for the same instruments traded in active markets.

Level 2	Valuations that are based on prices obtained from independent pricing sources that are based on observable transactions of similar instruments, but not quoted markets.

Level 3	Valuations generated from model-based techniques that use at least one significant unobservable input. Such unobservable inputs reflect estimates of assumptions that market participants would use in pricing the asset or liability.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Investment Securities Available-for-Sale: The fair value of investment securities available-for-sale, categorized primarily as Level 2, is recorded using prices obtained from independent asset pricing services that are based on observable transactions, but not quoted markets. Management reviews the prices obtained from independent asset pricing services for unusual fluctuations and comparisons to current market trading activity.

Loans Held-for-Sale: The Corporation has elected the fair value option for residential mortgage loans held-for-sale. Accordingly, the fair values of residential mortgage loans held-for-sale are based on valuation models that use the market price for similar loans sold in the secondary market. As these prices are derived from market observable inputs, they are categorized as Level 2.

Interest-only Strips: The fair value of interest-only strips, categorized as Level 3, represents the present value of future cash flows expected to be received by the Corporation on certain assets. The Corporation uses available market data, along with its own empirical data and discounted cash flow models, to arrive at the fair value of its interest-only strips. The present value of the estimated expected future cash flows to be received is determined by using discount, loss and prepayment rates that the Corporation believes are commensurate with the risks associated with the cash flows and what a market participant would use. These assumptions are inherently subject to volatility and uncertainty and, as a result, the fair value of the interest-only strips may fluctuate significantly from period to period. Unobservable inputs used to value the interest-only strips include a discount rate of 14% (weighted average) and prepayment rates of 4% (weighted average).

Derivative Instruments:

Interest Rate Contracts: The Corporation executes interest rate contracts as described in “Note 15. Derivative Instruments.” The fair value of these interest rate contracts, categorized as Level 2, is determined using a cash flow model which may consider the forward curve, the discount curve, option volatilities and credit valuation adjustments related to counterparty and/or borrower non-performance risk.

Risk Participation Agreements: The fair value of risk participation agreements, categorized as Level 2, is determined using a cash flow model which may consider the forward curve, the discount curve, option volatilities and credit valuation adjustments related to counterparty and/or borrower nonperformance risk.

Forward Foreign Exchange Contracts: The Corporation’s forward foreign exchange contracts are recorded at fair value using a cash flow model that includes key inputs such as foreign exchange rates and an assessment of the risk of counterparty non-performance. The risk of counterparty non-performance is based on external assessments of credit risk. The fair value of these contracts, categorized as Level 2, is based on observable transactions, but not quoted markets.

Interest Rate Lock Commitments: The Corporation’s interest rate lock commitments are derivative instruments that are recorded at fair value based on valuation models that use the market price for similar loans sold in the secondary market. The interest rate lock commitments are adjusted for expectations of exercise and funding. As the prices are derived from market observable inputs, the Corporation categorized these instruments as Level 2.

Power Equity CDs: Power Equity CDs are categorized as Level 2, and determined using quoted prices of underlying stocks, along with other terms and features of the derivative instruments.

Swap Agreement: The Corporation’s swap agreement related to the sale of Legacy TCF’s Visa Class B stock is categorized as Level 3. The fair value of the swap agreement is based on the Corporation’s estimated exposure related to the Visa covered litigation through a probability analysis of the funding and estimated settlement amounts.

Forward Loan Sales Commitments: The Corporation enters into forward loan sales commitments to sell certain mortgage loans which are recorded at fair value based on valuation models. The Corporation’s expectation of the amount of its interest rate lock commitments that will ultimately close is a factor in determining the position. The valuation models utilize the fair value of related mortgage loans determined using observable market data and therefore the commitments are categorized as Level 2.

Assets and Liabilities Held in Trust for Deferred Compensation Plans: Assets held in trust for deferred compensation plans include investments in publicly traded securities, excluding TCF Financial common stock reported in other equity, and U.S. Treasury notes. The fair value of these assets, categorized as Level 1, is based on prices obtained from independent asset pricing services based on active markets. The fair value of the liabilities equals the fair value of the assets.

The balances of assets and liabilities measured at fair value on a recurring basis were as follows:

	March 31, 2021
(In thousands)	Level 1	Level 2	Level 3	Total
Assets
Investment securities available-for-sale	$—	$8,403,321	$467	$8,403,788
Loans held-for-sale	—	107,417	—	107,417
Interest-only strips	—	—	6,737	6,737
Derivative assets:(1)
Interest rate contracts	—	164,438	—	164,438
Risk participation agreements	—	27	—	27
Forward foreign exchange contracts	—	1,193	—	1,193
Interest rate lock commitments	—	7,073	—	7,073
Forward loan sales commitments	—	5,560	—	5,560
Power Equity CDs	—	300	—	300

Total derivative assets	—	178,591	—	178,591
Assets held in trust for deferred compensation plans	49,669	—	—	49,669

Total assets at fair value	$49,669	$8,689,329	$7,204	$8,746,202

Liabilities
Derivative liabilities:(1)
Interest rate contracts	$—	$21,945	$—	$21,945
Risk participation agreements	—	63	—	63
Forward foreign exchange contracts	—	1,505	—	1,505
Interest rate lock commitments	—	166	—	166
Forward loan sales commitments	—	45	—	45
Power Equity CDs	—	300	—	300
Swap agreement	—	—	286	286

Total derivative liabilities	—	24,024	286	24,310
Liabilities held in trust for deferred compensation plans	49,669	—	—	49,669

Total liabilities at fair value	$49,669	$24,024	$286	$73,979

(1)

As permitted under GAAP, the Corporation has elected to net derivative assets and derivative liabilities when a legally enforceable master netting agreement exists as well as the related cash collateral received and paid. For purposes of this table, the derivative assets and derivative liabilities are presented gross of this netting adjustment.

	December 31, 2020
(In thousands)	Level 1	Level 2	Level 3	Total
Assets
Investment securities available-for-sale	$—	$8,284,219	$504	$8,284,723
Loans held-for-sale	—	221,784	—	221,784
Interest-only strips	—	—	7,823	7,823
Derivative assets:(1)
Interest rate contracts	—	248,267	—	248,267
Risk participation agreements	—	62	—	62
Forward foreign exchange contracts	—	11	—	11
Interest rate lock commitments	—	14,565	—	14,565
Forward loan sales commitments	—	37	—	37
Power Equity CDs	—	459	—	459

Total derivative assets	—	263,401	—	263,401
Assets held in trust for deferred compensation plans	48,659	—	—	48,659

Total assets at fair value	$48,659	$8,769,404	$8,327	$8,826,390

Liabilities
Derivative liabilities:(1)
Interest rate contracts	$—	$14,681	$—	$14,681
Risk participation agreements	—	125	—	125
Forward foreign exchange contracts	—	2,386	—	2,386
Interest rate lock commitments	—	4	—	4
Forward loan sales commitments	—	3,411	—	3,411
Power Equity CDs	—	459	—	459
Swap agreement	—	—	66	66

Total derivative liabilities	—	21,066	66	21,132
Liabilities held in trust for deferred compensation plans	48,659	—	—	48,659

Total liabilities at fair value	$48,659	$21,066	$66	$69,791

(1)

As permitted under GAAP, the Corporation has elected to net derivative assets and derivative liabilities when a legally enforceable master netting agreement exists as well as the related cash collateral received and paid. For purposes of this table, the derivative assets and derivative liabilities are presented gross of this netting adjustment.

Management assesses the appropriate classification of financial assets and liabilities within the fair value hierarchy by monitoring the level of available observable market information. Changes in markets or economic conditions, as well as changes to the valuation models, may require the transfer of financial instruments from one fair value level to another. Such transfers, if any, are recorded at the fair values as of the beginning of the quarter in which the transfers occurred.

The changes in Level 3 assets and liabilities measured at fair value on a recurring basis were as follows:

(In thousands)	Investment securities available-for-sale	Interest-only strips	Swap agreement
At or For the Three Months Ended March 31, 2021
Asset (liability) balance, beginning of period	$504	$7,823	$(66)
Total net gains (losses) included in:
Net income	—	144	—
Other comprehensive income (loss)	(37)	(181)	—
Originations	—	—	(288)
Principal paydowns / settlements	—	(1,049)	68

Asset (liability) balance, end of period	$467	$6,737	$(286)

Unrealized gains (losses) included in other comprehensive income for assets held at the end of the period	$(37)	$(181)	$—

At or For the Three Months Ended March 31, 2020
Asset (liability) balance, beginning of period	$433	$12,813	$(356)
Total net gains (losses) included in:
Net income	1	159	(1)
Other comprehensive income (loss)	(31)	(348)	—
Principal paydowns / settlements	—	(1,673)	71

Asset (liability) balance, end of period	$403	$10,951	$(286)

Unrealized gains (losses) included in other comprehensive income for assets held at the end of the period	$(31)	$(348)	$—

Assets and Liabilities Recorded at Fair Value on a Non-recurring Basis

The following is a discussion of the valuation methodologies used to record assets and liabilities at fair value on a non-recurring basis.

Loans and Leases: Loans and leases for which repayment is expected to be provided solely by the value of the underlying collateral, categorized as Level 3 and recorded at fair value on a non-recurring basis, are valued based on the fair value of that collateral less estimated selling costs. The fair value of the collateral is determined based on internal estimates and/or assessments provided by third-party appraisers and the valuation relies on discount rates of 10%.

Loan servicing rights: The fair value of loan servicing rights, categorized as Level 3, is based on a third party valuation model utilizing a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and a discount rate determined by management. The valuation relies on discount rates ranging from 10% to 15% and prepayment speeds ranging from 8% to 43%. Loan servicing rights are recorded at the lower of cost or fair value.

Other Real Estate Owned: The fair value of other real estate owned, categorized as Level 3, is based on independent appraisals, real estate brokers’ price opinions or automated valuation methods, less estimated selling costs. Certain properties require assumptions that are not observable in an active market in the determination of fair value and include a discount rate of 10%. Assets acquired through foreclosure are initially recorded at the lower of the loan or lease carrying amount or fair value less estimated selling costs at the time of transfer to other real estate owned.

Repossessed and Returned Assets: The fair value of repossessed and returned assets, categorized as Level 2 or Level 3 depending on the underlying asset type, are based on available pricing guides, auction results or price opinions, less estimated selling costs. Assets acquired through repossession or returned to TCF are initially recorded at the lower of the loan or lease carrying amount or fair value less estimated selling costs at the time of transfer to repossessed and returned assets.

The balances of assets measured at fair value on a non-recurring basis were as follows. There were no liabilities measured at fair value on a non-recurring basis at March 31, 2021 and December 31, 2020.

(In thousands)	Level 1	Level 2	Level 3	Total
At March 31, 2021
Loans and leases	$—	$—	$602,723	$602,723
Loan servicing rights	—	—	44,151	44,151
Other real estate owned	—	—	14,072	14,072
Repossessed and returned assets	—	6,348	—	6,348

Total non-recurring fair value measurements	$—	$6,348	$660,946	$667,294

At December 31, 2020
Loans and leases	$—	$—	$592,133	$592,133
Loan servicing rights	—	—	38,303	38,303
Other real estate owned	—	—	14,575	14,575
Repossessed and returned assets	—	7,332	—	7,332

Total non-recurring fair value measurements	$—	$7,332	$645,011	$652,343

Fair Value Option

The Corporation has elected the fair value option for residential mortgage loans held-for-sale. This election facilitates the offsetting of changes in fair value of the loans held-for-sale and the derivative financial instruments used to economically hedge them. The difference between the aggregate fair value and aggregate unpaid principal balance of these loans held-for-sale was as follows:

(In thousands)	March 31, 2021	December 31, 2020
Fair value carrying amount	$107,417	$221,784
Aggregate unpaid principal amount	105,019	210,311

Fair value carrying amount less aggregate unpaid principal	$2,398	$11,473

Differences between the fair value carrying amount and the aggregate unpaid principal balance include changes in fair value recorded at and subsequent to funding and gains and losses on the related loan commitment prior to funding. No loans recorded under the fair value option were delinquent or on nonaccrual status at March 31, 2021 and December 31, 2020. The net gain from initial measurement of the loans held-for-sale, any subsequent changes in fair value while the loans are outstanding and any actual adjustment to the gains realized upon sales of the loans totaled $9.5 million for the three months ended March 31, 2021 and $15.2 million for the same period in 2020, and are included in mortgage banking income. These amounts exclude the impacts from the interest rate lock commitments and forward loan sales commitments which are also included in mortgage banking income.

Disclosures about Fair Value of Financial Instruments

Management discloses the estimated fair value of financial instruments, including assets and liabilities on and off the Consolidated Statements of Financial Condition, for which it is practicable to estimate fair value. These fair value estimates were made at March 31, 2021 and December 31, 2020 based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price at which an asset could be sold or a liability could be settled. However, given there is no active market or observable market transactions for many of TCF’s financial instruments, the estimates of fair value are subjective in nature, involve uncertainties and include matters of significant judgment. Changes in assumptions could significantly affect the estimated values.

The carrying amounts and estimated fair values of the financial instruments, excluding short-term financial assets and liabilities as their carrying amounts approximate fair value, and financial instruments recorded at fair value on a recurring basis, are included below. This information represents only a portion of the Consolidated Statements of Financial Condition not recorded in their entirety on a recurring basis and not the estimated value of the Corporation as a whole. Non-financial instruments such as the intangible value of the Corporation’s banking centers and core deposits, leasing operations, goodwill, premises and equipment and the future revenues from the Corporation’s customers are not reflected in this disclosure. Therefore, this information is of limited use in assessing the value of the Corporation.

	At March 31, 2021
	Carrying	Estimated Fair Value
(In thousands)	Amount	Level 1	Level 2	Level 3	Total
Financial instrument assets
FHLB and FRB stocks	$358,414	$—	$358,414	$—	$358,414
Investment securities held-to-maturity	209,778	—	208,784	3,627	212,411
Loans and leases held-for-sale	232	—	—	233	233
Net loans(1)	32,806,406	—	—	32,983,379	32,983,379
Securitization receivable(2)	19,992	—	—	19,992	19,992
Deferred fees on commitments to extend credit(2)	18,477	—	18,477	—	18,477

Total financial instrument assets	$33,413,299	$—	$585,675	$33,007,231	$33,592,906

Financial instrument liabilities
Certificates of deposits	$4,665,211	$—	$4,670,257	$—	$4,670,257
Long-term borrowings	1,518,816	—	1,562,225	—	1,562,225

Total financial instrument liabilities	$6,184,027	$—	$6,232,482	$—	$6,232,482

(1)	Expected credit losses are included in the carrying amount and estimated fair value.
(2)	Carrying amounts are included in other assets.

	At December 31, 2020
	Carrying	Estimated Fair Value
(In thousands)	Amount	Level 1	Level 2	Level 3	Total
Financial instrument assets
FHLB and FRB stocks	$320,436	$—	$320,436	$—	$320,436
Investment securities held-to-maturity	184,359	—	190,141	3,413	193,554
Loans held-for-sale	244	—	—	248	248
Net loans(1)	31,164,287	—	—	31,434,749	31,434,749
Securitization receivable(2)	19,949	—	—	19,916	19,916
Deferred fees on commitments to extend credit(2)	20,002	—	20,002	—	20,002

Total financial instrument assets	$31,709,277	$—	$530,579	$31,458,326	$31,988,905

Financial instrument liabilities
Certificates of deposits	$5,524,381	$—	$5,534,751	$—	$5,534,751
Long-term borrowings	1,374,732	—	1,416,355	—	1,416,355

Total financial instrument liabilities	$6,899,113	$—	$6,951,106	$—	$6,951,106

(1)	Expected credit losses are included in the carrying amount and estimated fair value.
(2)	Carrying amounts are included in other assets.

Note 17. Revenue from Contracts with Customers

The Corporation earns revenue from various sources, including interest and fees from customers and noncustomers. The majority of the sources of revenue are included in interest income and noninterest income and are outside of the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Other sources of revenue fall within the scope of ASC 606 and are mostly included in noninterest income.

The Corporation recognizes revenue when the performance obligations related to the transfer of goods or services under the terms of a contract are satisfied. Some obligations are satisfied at a point in time, while others are satisfied over a period of time. Revenue is recognized as the amount of consideration expected to be received in exchange for transferring goods or services to a customer and is segregated based on the nature of product and services offered as part of contractual arrangements. Revenue streams within the scope of ASC 606 are discussed below.

•

Fees and Service Charges on Deposit Accounts Fees and service charges on deposit accounts includes fees and other charges TCF receives to provide various services, including but not limited to, service charges on deposit accounts and other fees including account analysis fees, monthly service fees, overdraft services, transferring funds, and accepting and executing stop-payment orders. The Corporation’s performance obligation for account analysis fees and monthly service fees are generally satisfied and, therefore, revenue is recognized over the period in which the service is provided. Deposit account related fees are largely transactional based, and therefore, the performance obligation is satisfied and the related revenue is recognized at the point in time when the transaction occurs.

•

Wealth Management Revenue Wealth management revenue includes fee income generated from personal and institutional customers and investment management services. Revenue is recognized over the period of time the services are rendered. Wealth management revenue also includes commissions that are earned for placing a brokerage transaction for execution. Revenue is recognized once the transaction is completed and the Corporation is entitled to receive consideration.

•

Card and ATM Revenue Card and ATM revenue includes ATM surcharges and debit card related revenue. ATM surcharges and certain debit card fees are transaction based and the performance obligation is satisfied with related revenue recognized at the point in time when the transaction occurs. Other debit card fees satisfied over a period of time are recognized over the period in which the service is provided.

•

Other Noninterest Income Other noninterest income includes wire transfer fees, safe deposit box income and check orders. The consideration includes both fixed (e.g., safe deposit box fees) and transaction (e.g., wire-transfer fee and check orders) fees. Fixed fees are recognized over the period of time the service is provided, while transaction fees are recognized when a specific service is rendered to the customer.

The following tables present total noninterest income segregated between contracts with customers within the scope of ASC 606 and those within the scope of other GAAP topics.

	Three Months Ended March 31, 2021
	Within the scope of ASC 606			Out of scope of ASC 606	Total
(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services
Noninterest income
Fees and service charges on deposit accounts	$22,560	$3,007	$—	$328	$25,895
Wealth management revenue	1,919	—	—	5,025	6,944
Card and ATM revenue	21,214	29	—	3,418	24,661
Other noninterest income	1,755	1,785	30	70,990	74,560

Total	$47,448	$4,821	$30	$79,761	$132,060

	Three Months Ended March 31, 2020
	Within the scope of ASC 606			Out of scope of ASC 606	Total
(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services
Noninterest income
Fees and service charges on deposit accounts	$31,828	$2,555	$—	$214	$34,597
Wealth management revenue	1,110	—	—	5,041	6,151
Card and ATM revenue	19,182	2	—	2,501	21,685
Other noninterest income	1,004	2,405	359	70,762	74,530

Total	$53,124	$4,962	$359	$78,518	$136,963

Contract Balances A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. Noninterest income is largely based on transactional activity, or standard month-end revenue accruals such as asset management fees based on month-end market values. Consideration is most often received immediately or shortly after the Corporation satisfies its performance obligation and revenue is recognized. The Corporation does not typically enter into long-term revenue contracts with customers, and therefore, does not experience significant contract balances.

Note 18. Share-based Compensation

The Corporation maintains share-based compensation plans under which it periodically grants share-based awards for a fixed number of shares to directors and certain officers of the Corporation.

Before the TCF/Chemical Merger, Chemical and Legacy TCF granted share-based awards under their respective share-based compensation plans, including the Chemical Stock Incentive Plan of 2019 (the “Stock Incentive Plan of 2019”) and the TCF Financial 2015 Omnibus Incentive Plan (the “Legacy TCF Omnibus Incentive Plan”). At March 31, 2021, there were 1,029,723 shares reserved for issuance under the Legacy TCF Omnibus Incentive Plan and there were 639,366 shares reserved for issuance under the Stock Incentive Plan of 2019.

The fair value of share-based awards is recognized as compensation expense over the requisite service or performance period. Compensation expense for share-based awards, including the merger-related share-based compensation expense was $6.2 million for the three months ended March 31, 2021 and $4.7 million for the same period in 2020. The excess tax realized from share-based compensation transactions during the three months ended March 31, 2021 was a benefit of $161 thousand and a benefit of $677 thousand for the same period in 2020.

Restricted Stock Units

The Corporation can grant performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“TRSUs”) (collectively referred to as “RSUs”) under the Stock Incentive Plan of 2019 and the Legacy TCF Omnibus Incentive Plan; provided, that, RSUs granted under the Legacy TCF Omnibus Incentive Plan may only be granted to new employees hired after the merger or employees who previously were employees of Legacy TCF. At March 31, 2021, there were 306,190 PRSUs outstanding dependent on achieving certain performance target levels and the grantee completing the requisite service period. The TRSUs vest upon satisfaction of a service condition. Upon achievement of the satisfaction of a service condition and/or performance target level, as applicable, the TRSUs are converted into shares of TCF Financial’s common stock on a one-to-one basis and the PRSUs are converted into shares of TCF Financial’s common stock in accordance with the achievement of the performance target (ranging from 0% to 150% of the granted PRSUs). Compensation expense related to RSUs is recognized over the expected requisite performance or service period, as applicable.

A summary of the activity for RSUs at and for the three months ended March 31, 2021 is presented below:

	Number of Units	Weighted-average Grant Date Fair Value Per Unit
Outstanding at December 31, 2020	2,015,514	$31.25
Granted	686,885	47.41
Forfeited/canceled	(56,707)	32.93
Vested	(121,476)	45.07

Outstanding at March 31, 2021	2,524,216	$34.94

Unrecognized compensation expense related to RSUs totaled $66.8 million at March 31, 2021 and is expected to be recognized over the remaining weighted-average period of 3.1 years.

Restricted Stock Awards

The Corporation’s restricted stock award transactions were as follows:

	Number of Awards	Weighted-Average Grant Date Fair Value Per Award
Outstanding at December 31, 2020	505,162	$38.57
Granted	27,417	47.41
Forfeited/canceled	(3,983)	40.48
Vested	(50,264)	40.38

Outstanding at March 31, 2021	478,332	$38.88

At March 31, 2021, there were no shares of performance-based restricted stock awards outstanding. Unrecognized stock compensation expense for restricted stock awards was $7.9 million at March 31, 2021 with a weighted-average remaining amortization period of 1.6 years.

The following table provides information regarding total expense for restricted stock awards:

	Three Months Ended March 31,
(In thousands)	2021	2020
Restricted stock expense related to employees(1)	$5,692	$4,724
Restricted stock expense related to directors(2)	470	—

Total restricted stock expense	$6,162	$4,724

(1)	Included in “Compensation and employee benefits” in the Consolidated Statements of Income.
(2)	Included in “Other noninterest expense” in the Consolidated Statements of Income.

Stock Options

A summary of activity for the Corporation’s stock options at and for the three months ended March 31, 2021 is presented below:

	Non-Vested Stock Options Outstanding		Stock Options Outstanding
	Number of Options	Weighted-average Exercise Price	Number of Options	Weighted-average Exercise Price
Outstanding at December 31, 2020	55,722	$41.23	401,636	$31.69
Exercised	—	—	(156,347)	27.74
Forfeited/canceled	(135)	53.72	—	—
Vested	(43,272)	38.00	43,272	38.00

Outstanding at March 31, 2021	12,315	$52.46	288,561	$35.05

Exercisable/vested at March 31, 2021			288,561	$35.05

The weighted-average remaining contractual term was 4.3 years for all outstanding stock options and 4.2 years for exercisable stock options at March 31, 2021.

Note 19. Earnings Per Common Share

The computations of basic and diluted earnings per common share were as follows:

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2021	2020
Basic earnings per common share
Net income attributable to TCF Financial Corporation	$123,336	$51,899
Preferred stock dividends	2,493	2,493

Net income available to common shareholders	120,843	49,406
Less: Earnings allocated to participating securities	—	—

Earnings allocated to common stock	$120,843	$49,406

Weighted-average common shares outstanding used in basic earnings per common share calculation	152,159,117	151,902,357

Basic earnings per common share	$0.79	$0.33

Diluted earnings per common share
Earnings allocated to common stock	$120,843	$49,406

Weighted-average common shares outstanding used in basic earnings per common share calculation	152,159,117	151,902,357
Net dilutive effect of:
Non-participating restricted stock	279,308	83,580
Stock options	102,262	128,080

Weighted-average common shares outstanding used in diluted earnings per common share calculation	152,540,687	152,114,017

Diluted earnings per common share	$0.79	$0.32

Anti-dilutive shares outstanding not included in the computation of diluted earnings per common share
Non-participating restricted stock	324,514	1,173,331
Stock options	74,376	90,144

Note 20. Other Noninterest Income and Expense

Other noninterest income and expense was as follows:

	Three Months Ended March 31,
(In thousands)	2021	2020
Other Noninterest Income
Interest rate swap mark-to-market adjustment	$1,863	$5,988
Other	9,192	21,739

Total other noninterest income	$11,055	$27,727

Other Noninterest Expense
Outside processing	$16,730	$13,913
Loan and lease expense	7,185	7,783
Professional fees	9,073	6,569
Advertising and marketing	6,879	8,377
FDIC insurance	5,688	6,559
Card processing and issuance costs	4,274	8,690
Other	35,414	36,855

Total other noninterest expense	$85,243	$88,746

Note 21. Reportable Segments

The Corporation’s reportable segments are Consumer Banking, Commercial Banking and Enterprise Services. Consumer Banking is comprised of all of the Corporation’s consumer-facing businesses and includes retail banking, consumer lending, wealth management and small business banking. Commercial Banking is comprised of commercial and industrial and commercial real estate banking and lease financing. Enterprise Services is comprised of (i) corporate treasury, which includes the Corporation’s investment and borrowing portfolios and management of capital, debt and market risks, (ii) corporate functions, such as information technology, risk and credit management, bank operations, finance, investor relations, corporate development, internal audit, legal and human capital management that provide services to the operating segments, (iii) the Holding Company and (iv) eliminations.

The Corporation evaluates performance and allocates resources based on each reportable segment’s net income or loss. The reportable segments follow GAAP as described in “Note 1. Basis of Presentation,” except for the accounting for intercompany interest income and interest expense, which are eliminated in consolidation and presenting net interest income on a fully-taxable equivalent basis. The Corporation generally accounts for inter-segment sales and transfers at cost.

Certain information for each of the Corporation’s reportable segments, including reconciliations of the consolidated totals, was as follows:

(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services	Consolidated
At or For the Three Months Ended March 31, 2021
Net interest income	$199,374	$174,018	$8,435	$381,827
Provision (benefit) for credit losses	4,101	16,455	—	20,556

Net interest income after provision for credit losses	195,273	157,563	8,435	361,271
Noninterest income	81,390	49,016	1,654	132,060
Noninterest expense	212,304	110,630	25,748	348,682

Income (loss) before income tax expense (benefit)	64,359	95,949	(15,659)	144,649
Income tax expense (benefit)	13,401	19,568	(13,429)	19,540

Income (loss) after income tax expense (benefit)	50,958	76,381	(2,230)	125,109
Income attributable to non-controlling interest	—	1,773	—	1,773
Preferred stock dividends	—	—	2,493	2,493

Net income (loss) available to common shareholders	50,958	74,608	(4,723)	120,843

Total assets	$13,699,477	$25,941,038	$9,819,036	$49,459,551

At or For the Three Months Ended March 31, 2020
Net interest income	$193,832	$185,986	$21,663	$401,481
Provision for credit losses	44,369	52,574	—	96,943

Net interest income after provision for credit losses	149,463	133,412	21,663	304,538
Noninterest income	81,414	55,773	(224)	136,963
Noninterest expense	228,859	114,455	31,285	374,599

Income (loss) before income tax expense (benefit)	2,018	74,730	(9,846)	66,902
Income tax expense (benefit)	1,982	16,306	(5,202)	13,086

Income (loss) after income tax expense (benefit)	36	58,424	(4,644)	53,816
Income attributable to non-controlling interest	—	1,917	—	1,917
Preferred stock dividends	—	—	2,493	2,493

Net income (loss) available to common shareholders	36	56,507	(7,137)	49,406

Total assets	$14,463,055	$24,859,839	$9,271,489	$48,594,383

Note 22. Commitments, Contingent Liabilities and Guarantees

Financial Instruments with Off-Balance Sheet Risk In the normal course of business, the Corporation enters into financial instruments with off-balance sheet risk, primarily to meet the financing needs of its customers. These financial instruments, which are issued or held for purposes other than trading, involve elements of credit and interest-rate risk in excess of the amounts recognized in the Consolidated Statements of Financial Condition.

The Corporation’s exposure to credit loss, in the event of non-performance by the counterparty to the financial instrument is represented by the contractual amount of the commitments. The Corporation uses the same credit policies in making these commitments as it does for making direct loans. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained is based on a credit evaluation of the customer.

Financial instruments with off-balance sheet risk were as follows:

(In thousands)	At March 31, 2021	At December 31, 2020
Commitments to extend credit:
Commercial	$4,441,962	$4,396,191
Consumer	2,113,311	2,126,327

Total commitments to extend credit	6,555,273	6,522,518
Standby letters of credit and guarantees on industrial revenue bonds	120,779	114,636

Total	$6,676,052	$6,637,154

Commitments to Extend Credit: Commitments to extend credit are agreements to lend provided there is no violation of any condition in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a certain amount of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral to secure any funding of these commitments predominantly consists of residential and commercial real estate mortgages.

Standby Letters of Credit and Guarantees on Industrial Revenue Bonds: Standby letters of credit and guarantees on industrial revenue bonds are conditional commitments issued by the Corporation guaranteeing the performance of a customer to a third party. These conditional commitments expire in various years through 2039. The majority of these standby letters of credit are collateralized. Collateral held consists primarily of commercial real estate mortgages. Since the conditions under which the Corporation is required to fund these commitments may not materialize, the cash requirements are expected to be less than the total outstanding commitments.

Contingencies and Guarantees The Corporation has originated and sold certain loans, and additionally acquired the potential liability for loans originated and sold by merged or acquired entities, for which the buyer has limited recourse to the Corporation in the event the loans do not perform as specified in the agreements. These loans had an outstanding balance of $6.8 million and $7.0 million at March 31, 2021 and December 31, 2020, respectively. The maximum potential amount of undiscounted future payments that the Corporation could be required to make in the event of nonperformance by the borrower totaled $6.8 million and $7.0 million at March 31, 2021 and December 31, 2020, respectively. In the event of nonperformance, the Corporation has rights to the underlying collateral securing the loans. At both March 31, 2021 and December 31, 2020 there was no recorded liability.

In addition, the Corporation acquired certain Small Business Administration (“SBA”) guaranteed loans in which the guaranteed portion had been sold to a third party investor. In the event these loans default and the SBA guaranty is no longer intact (i.e. an issue is found to have occurred during the origination or the liquidation of the loans) the Corporation would be liable to make the loan whole to the third party investor. The maximum potential amount of undiscounted future payments that the Corporation could be required to make in the event of default by the borrower was $12.7 million and $13.2 million at March 31, 2021 and December 31, 2020, respectively. In the event of default, the Corporation has rights to the underlying collateral securing the loans. At both March 31, 2021 and December 31, 2020, the Corporation had recorded a liability of $829 thousand in other liabilities.

Representations, Warranties and Contractual Liabilities In connection with the Corporation’s residential mortgage loan sales, and the historical sales of merged or acquired entities, the Corporation makes certain representations and warranties that the loans meet certain criteria, such as collateral type, underwriting standards and the manner in which the loans will be serviced. The Corporation may be required to repurchase individual loans and/or indemnify the purchaser against losses if the loan fails to meet established criteria. In addition, some agreements contain a requirement to repurchase loans as a result of early payoffs by the borrower, early payment default of the borrower or the failure to obtain valid title. At March 31, 2021 and December 31, 2020 the liability recorded in connection with these representations and warranties was $3.0 million and $3.6 million, respectively, included in other liabilities.

Litigation Contingencies From time to time, we are a party to legal proceedings arising out of our lending, leasing and deposit operations, including foreclosure proceedings and other collection actions as part of our lending and leasing collections activities. We may also be subject to regulatory examinations and enforcement actions brought by federal regulators, including the SEC, the Federal Reserve, the OCC and the CFPB which may impose sanctions in the event of a regulatory violation. The COVID-19 pandemic has resulted in novel legal and regulatory risks, including risks in the area of workplace safety, risks related to emergency lending programs and the associated risk of fraud and regulatory activity. From time to time, borrowers and other customers, and employees and former employees have also brought actions against us, in some cases claiming substantial damages. We, like other financial services companies are subject to the risk of class action litigation. Litigation is often unpredictable and the actual results of litigation cannot be determined, and therefore the ultimate resolution of a matter and the possible range of loss associated with certain potential outcomes cannot be established. Based on our current understanding of our pending legal proceedings, management does not believe that judgments or settlements arising from pending or threatened legal matters, individually or in the aggregate, would have a material adverse effect on our consolidated financial position, operating results or cash flows.

As previously disclosed, following the announcement of our proposed merger with Huntington, ten lawsuits challenging the merger were filed alleging, among other things, that the defendants, including TCF, caused a materially incomplete and misleading joint proxy statement/prospectus relating to the proposed merger to be filed with the SEC in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder and/or in breach of their fiduciary obligations under state law. We refer to the ten lawsuits collectively as the “Merger Litigation.”

TCF and Huntington believe that the claims asserted in the Merger Litigation, including those related to breaches of law or fiduciary duties to shareholders, are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Merger Litigation would delay or otherwise adversely affect the merger, and to minimize the costs, risks and uncertainties inherent in defending the lawsuits, and without admitting any liability or wrongdoing, TCF and Huntington agreed to supplement the joint proxy statement/prospectus as described in our Current Report on Form 8-K filed with the SEC on March 12, 2021, and plaintiffs in the Merger Litigation agreed to dismiss their complaints as moot. In the Garfield and Bushansky actions, which were filed as a putative class action, such dismissal was agreed to be with prejudice as to the named plaintiff only and without prejudice to all other members of the putative class. The Stein and Garfield cases were voluntarily dismissed on March 15, 2021, the Curtis case was voluntarily dismissed on March 12, 2021, and the Gallo case was voluntarily dismissed on March 16, 2021.